Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

among:

TESSERA TECHNOLOGIES, INC.

a Delaware corporation,

TEMPE HOLDCO CORPORATION

a Delaware corporation,

TEMPE MERGER SUB CORPORATION

a Delaware corporation,

ARIZONA MERGER SUB CORPORATION

a Delaware corporation, and

DTS, INC.

a Delaware corporation

Dated as of September 19, 2016

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EXHIBIT A

DEFINITIONS
Section 1.1	Cross Reference Table	A-1
Section 1.2	Certain Definitions	A-6

EXHIBIT B

FORM OF CERTIFICATE OF INCORPORATION AND BYLAWS OF THE PARENT SURVIVING CORPORATION

EXHIBIT C

FORM OF CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY SURVIVING CORPORATION

EXHIBIT D

FORM OF CERTIFICATE OF INCORPORATION AND BYLAWS OF HOLDCO

Agreement and Plan of Merger

This AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of September 19, 2016 (the “Agreement Date”) by and among Tessera Technologies, Inc., a Delaware corporation (“Parent”), Tempe Holdco Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Holdco”), Tempe Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Holdco (“Parent Merger Sub”), Arizona Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Holdco (“Company Merger Sub,” and together with Parent Merger Sub, the “Merger Subs,” and the Merger Subs, together with Parent and Holdco, the “Parent Parties”) and DTS, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

WHEREAS, in anticipation of the Mergers, Parent has formed (i) Holdco, (ii) Parent Merger Sub and (iii) Company Merger Sub;

WHEREAS, (i) each of Parent, Holdco and Parent Merger Sub desire, following the satisfaction or waiver of the conditions set forth in Article VI, to effect the Parent Merger upon the terms and conditions set forth in this Agreement whereby Parent Merger Sub shall be merged with and into Parent, with Parent as the surviving entity in the Parent Merger (the “Parent Surviving Corporation”) and the Parent Surviving Corporation becoming a wholly owned subsidiary of Holdco and (ii) immediately following consummation of the Parent Merger, each of Holdco, the Company and Company Merger Sub desire, following the satisfaction or waiver of the conditions set forth in Article VI, to effect the Company Merger upon the terms and conditions set forth in this Agreement, whereby Company Merger Sub shall be merged with and into the Company, with the Company as the surviving entity in the Company Merger (the “Company Surviving Corporation” and, together with the Parent Surviving Corporation, the “Surviving Corporations”), and the Company Surviving Corporation becoming a wholly owned subsidiary of Holdco;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Company Merger, are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved and declared advisable this Agreement and the transactions contemplated hereby and thereby, including the Company Merger, on the terms and subject to the conditions set forth herein; (iii) subject to the terms hereof, resolved to recommend that the Company’s stockholders adopt and approve this Agreement and approve the Company Merger (collectively, the “Company Board Recommendation”);

WHEREAS, the respective Boards of Directors of the Parent Parties have unanimously approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers; and

WHEREAS, Parent, Holdco, the Company, Parent Merger Sub and Company Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

THE MERGERS

Section 1.1 The Parent Merger.

(a) At the Parent Effective Time, Parent Merger Sub shall be merged with and into Parent (the “Parent Merger”) in accordance with Section 251(g) of the Delaware General Corporation Law (the “DGCL”), and upon the terms set forth in this Agreement, whereupon the separate existence of Parent Merger Sub shall cease and Parent shall continue as the Parent Surviving Corporation. As a result of the Parent Merger, the Parent Surviving Corporation shall become a wholly owned Subsidiary of Holdco.

(b) From and after the Parent Effective Time, the Parent Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities and duties of Parent and Parent Merger Sub, all as provided under the DGCL.

Section 1.2 The Company Merger.

(a) At the Company Effective Time, Company Merger Sub shall be merged with and into the Company (the “Company Merger” and together with the Parent Merger, the “Mergers”) in accordance with Section 251 of the DGCL, and upon the terms set forth in this Agreement, whereupon the separate existence of Company Merger Sub shall cease and the Company shall continue as the Company Surviving Corporation. As a result of the Company Merger, the Company Surviving Corporation shall become a wholly owned Subsidiary of Holdco. The Mergers and other transactions contemplated by this Agreement (including the obligations of Parent and Holdco hereunder in reference to the Debt Financing) are referred to herein as the “Transactions.” References herein to the “Company” or “Parent” with respect to the period from and after the Parent Effective Time or the Company Effective Time, as the case may be, shall be deemed to be references to the Parent Surviving Corporation or the Company Surviving Corporation, as the case may be.

(b) From and after the Company Effective Time, the Company Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities and duties of the Company and Company Merger Sub, all as provided under the DGCL.

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Section 1.3 Closing; Effective Times.

(a) Upon the terms and conditions set forth herein, the closing of the Mergers (the “Closing”) will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, California 94301, on a date to be mutually agreed by the parties, which shall be no later than three (3) Business Days after the satisfaction or waiver of all of the conditions set forth in Article VI hereof (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) unless another time, date or place is agreed to in writing by Parent and the Company; provided that, if the Marketing Period has not begun or ended at the time of the satisfaction or waiver of all of the conditions set forth in Article VI (other than conditions that by their terms are to be satisfied at the Closing, provided that such conditions are capable of being satisfied), the Closing shall not occur until the earlier to occur of (x) a date during the Marketing Period specified by Parent on no less than three (3) Business Days’ written notice to the Company (it being understood that such date may be conditioned upon the simultaneous completion of the Debt Financing and, if the Debt Financing is not completed for any reason at such time, such notice shall automatically be deemed withdrawn) and (y) the third (3rd) Business Day following the final day of the Marketing Period (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all of the conditions set forth in Article VI for the Closing as of the date determined pursuant to this proviso). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” Subject to the terms and conditions set forth herein, a certificate of merger satisfying the applicable requirements of the DGCL (the “Parent Certificate of Merger”) shall be duly executed by Parent and simultaneously with the Closing shall be filed with the Office of the Secretary of State of the State of Delaware. Subject to the terms and conditions set forth herein, a certificate of merger satisfying the applicable requirements of the DGCL (the “Company Certificate of Merger”) shall be duly executed by the Company and simultaneously with the Closing shall be filed with the Office of the Secretary of State of the State of Delaware.

(b) On the Closing Date, each of the following filings shall be made substantially concurrently with the other: (i) Parent shall file the Parent Certificate of Merger with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required by the DGCL in connection with the Parent Merger and (ii) the Company shall file the Company Certificate of Merger in accordance with the relevant provisions of the DGCL, with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Company Merger.

(c) (i) The Parent Merger shall become effective upon the date and time of the filing of the Parent Certificate of Merger with the Office of the Secretary of State of the State of Delaware or such other date and time as may be mutually agreed upon by Parent and the Company and set forth in the Parent Certificate of Merger (such time as the Parent Merger becomes effective being the “Parent Effective Time”) and (ii) immediately following the Parent Effective Time, the Company Merger shall become effective upon the date and time of the filing of the Company Certificate of Merger with the Office of the Secretary of State of the State of Delaware or such other date and time as may be mutually agreed upon by Parent and the Company and set forth in the Company Certificate of Merger (such time as the Company Merger becomes effective being the “Company Effective Time”, and such time as the Mergers become effective being the “Effective Times”).

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Section 1.4 Certificate of Incorporation; Bylaws; Directors and Officers.

(a) At the Parent Effective Time, the Certificate of Incorporation of the Parent Surviving Corporation shall be amended and restated pursuant to the Parent Merger in its entirety as forth on Exhibit B, until thereafter changed or amended as provided therein or by applicable Law. The name of the Parent Surviving Corporation immediately after the Parent Effective Time shall be “Tessera Technologies, Inc.”

(b) At the Company Effective Time, the Certificate of Incorporation of the Company Surviving Corporation shall be amended and restated pursuant to the Company Merger in its entirety as set forth on Exhibit C. The name of the Company Surviving Corporation immediately after the Company Effective Time shall be “DTS, Inc.”

(c) At the Company Effective Time, the Bylaws of the Company Surviving Corporation shall be amended and restated pursuant to the Company Merger to be identical to the Bylaws of Company Merger Sub, except that such Bylaws shall be amended to contain provisions concerning exculpation, indemnification and advancement of expenses identical to those in the Company’s Bylaws as of the date of this Agreement. At the Parent Effective Time, the Bylaws of the Parent Surviving Corporation shall be amended and restated pursuant to the Parent Merger to be identical to the bylaws of the Parent Merger Sub.

(d) Each of the Certificate of Incorporation and Bylaws of Holdco at the Parent Effective Time shall be in the form set forth in Exhibit D attached hereto.

(e) From and after the Parent Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Parent Merger Sub at the Parent Effective Time shall be the directors of the Parent Surviving Corporation and (ii) the officers of Parent Merger Sub at the Parent Effective Time shall be the officers of the Parent Surviving Corporation.

(f) From and after the Company Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Company Merger Sub at the Company Effective Time shall be the directors of the Company Surviving Corporation and (ii) the officers of Company Merger Sub at the Company Effective Time shall be the officers of the Company Surviving Corporation.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

Section 2.1 Effect on Capital Stock of Parent and Parent Merger Sub. At the Parent Effective Time, by virtue of the Parent Merger and without any further action on the part of Parent, Holdco, Parent Merger Sub or any holder of any shares of Parent common stock, $0.001 par value per share (the “Parent Common Stock”):

(a) Subject to Section 2.4 and Section 2.6, each share of Parent Common Stock issued and outstanding immediately prior to the Parent Effective Time shall be converted into one fully paid and nonassessable share of Holdco Common Stock (the “Parent Merger Consideration”).

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(b) Each share of common stock of Parent Merger Sub issued and outstanding immediately prior to the Parent Effective Time shall be converted into one share of common stock, par value $0.001 per share, of the Parent Surviving Corporation.

(c) All of the shares of Parent Common Stock converted into shares of common stock, par value $0.001 per share, of Holdco (“Holdco Common Stock”) pursuant to this Section 2.1 shall cease to be outstanding and shall cease to exist and, as of the Parent Effective Time, the holders of Parent Common Stock shall be deemed to have received shares of Holdco Common Stock (without the requirement for the surrender of any certificate previously representing any such shares of Parent Common Stock or issuance of new certificates representing Holdco Common Stock), with each certificate representing shares of Parent Common Stock (a “Parent Certificate”) prior to the Parent Effective Time being deemed to represent automatically an equivalent number of shares of Holdco Common Stock.

Section 2.2 Effect on Capital Stock of the Company and Company Merger Sub. At the Company Effective Time, by virtue of the Company Merger and without any further action on the part of Holdco, the Company, Company Merger Sub or any holder of any shares of Company Common Stock, $0.0001 par value per share (the “Company Common Stock”):

(a) All shares of Company Common Stock issued and outstanding that are held by Parent or Holdco, or any of their respective Subsidiaries, or the Company as treasury stock or that are owned by the Company, Company Merger Sub or any wholly owned Subsidiary of the Company immediately prior to the Company Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor.

(b) Subject to Section 2.2(a), Section 2.4 and Section 2.10, each share of Company Common Stock outstanding immediately prior to the Company Effective Time shall be cancelled and retired and automatically converted into the right to receive, for each such share of Company Common Stock, $42.50, without any interest thereon (the “Company Merger Consideration”).

(c) Each share of common stock of Company Merger Sub issued and outstanding immediately prior to the Company Effective Time shall be converted into one share of common stock, par value $0.001 per share, of the Company Surviving Corporation.

(d) As of the Company Effective Time, each share of Company Common Stock shall cease to be outstanding and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (a “Company Stock Certificate”) or shares of Company Common Stock held in book entry form (“Company Book Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive, subject to and in accordance with the applicable provision(s) of Section 2.8, and in accordance with Section 2.2(b) and this Section 2.2(d), the Company Merger Consideration, without interest.

Section 2.3 Effect on Holdco Capital Stock. At the Parent Effective Time, each share of Holdco Common Stock issued and outstanding immediately prior to the Parent Effective Time shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

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Section 2.4 Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Times, the outstanding shares of Holdco Common Stock, Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Company Merger Consideration and any other similarly dependent items, as the case may be, without duplication, shall be equitably adjusted to provide the holders of Parent Common Stock and Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

Section 2.5 Company Equity Awards.

(a) Company Options.

(i) If the exercise price per share of any Vested Company Option is less than the Company Merger Consideration, then such Vested Company Option shall, as of the Company Effective Time, be canceled, with each former holder of any such canceled Vested Company Option becoming entitled to receive, at the next practicable regularly scheduled payroll date after the Company Effective Time, in consideration of the cancellation of such Vested Company Option, an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in Section 2.9), equal to the product of: (A) the excess, if any, of the Company Merger Consideration over the exercise price per share of each such Vested Company Option; and (B) the number of shares of Company Common Stock underlying such Vested Company Option.

(ii) Each Unvested Company Option with an exercise price that is equal to or greater than the Company Merger Consideration, each Vested Company Option with an exercise price that is equal to or greater than the Company Merger Consideration (each of the foregoing, an “Out-of-the-Money Company Option”) and each Unvested Company Option with an exercise price that is less than the Company Merger Consideration (each, an “In-the-Money Unvested Company Option”) shall, as of the Company Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Holdco and converted into a Holdco Option to purchase (i) that number of shares of Holdco Common Stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the total number of shares of Company Common Stock subject to such Out-of-the-Money Company Option or In-the-Money Unvested Company Option, as applicable, immediately prior to the Company Effective Time by (B) the Exchange Ratio, (ii) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Company Common Stock at which such Out-of-the-Money Company Option or In-the-Money Unvested Company Option, as applicable, was exercisable immediately prior to the Company Effective Time by (B) the Exchange Ratio. Each such Holdco Option shall continue to have, and shall be subject to, the same terms and conditions (including continued service-based vesting conditions) as applied to the corresponding Out-of-the-Money Company Option or In-the-Money Unvested Company Option, as applicable, immediately prior to the Company Effective Time.

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(b) Company RSUs.

(i) Each Vested Company RSU shall be canceled at the Company Effective Time, and in exchange therefor, the Company Surviving Corporation shall pay to each former holder of any such Vested Company RSU, at the next practicable regularly scheduled payroll date after the Company Effective Time, an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in Section 2.9), equal to the product of: (A) the Company Merger Consideration and (B) the number of shares of Company Common Stock underlying such Vested Company RSU; provided that notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Vested Company RSU which immediately prior to such cancellation was treated as “deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company RSU if required in order to comply with Section 409A of the Code.

(ii) Each Unvested Company RSU shall, as of the Company Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Holdco and converted into a Holdco RSU with respect to a number of shares of Holdco Common Stock (rounded to the nearest whole share) equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Company Effective Time by (B) the Exchange Ratio. Each such Holdco RSU shall continue to have, and shall be subject to, the same terms and conditions (including continued service-based vesting conditions) as applied to the corresponding Unvested Company RSU immediately prior to the Company Effective Time.

(c) Company PRSUs. Each Company PRSU, whether vested or unvested (treating for this purpose any performance-based vesting condition to which such Company PRSU is as of the Effective Time or was as of the Agreement Date subject as having been attained at the “target level”), that is outstanding immediately prior to the Company Effective Time shall, as of the Company Effective Time, automatically and without any action on the part of the holder thereof, become fully vested and canceled, and in exchange therefor, the Company Surviving Corporation shall pay to each former holder of any such Company PRSU, at the Company Effective Time or as soon as practicable thereafter (but in no event later than ten (10) Business Days thereafter), an amount in cash (without interest and subject to deduction for any required withholding Tax as contemplated in Section 2.9), equal to the product of: (A) the Company Merger Consideration and (B) the number of shares of Company Common Stock underlying such Company PRSU; provided, that notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company PRSU which immediately prior to such cancellation was treated as “deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company PRSU if required in order to comply with Section 409A of the Code.

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(d) Company ESPPs. Following the date of this Agreement, the Company Board (or, if applicable, any committee thereof administering each Company ESPP) shall adopt such resolutions or take such other necessary actions such that (i) with respect to any outstanding Offering Period(s) (as such term is defined in the applicable Company ESPP) under a Company ESPP, the Offering Period(s) under such Company ESPP shall terminate and a Purchase Date (as such term is defined in the applicable Company ESPP) shall occur under such Company ESPP upon the earlier to occur of (x) the day that is four (4) trading days prior to the Company Effective Time or (y) the date on which such Offering Period(s) would otherwise end, and no additional offering periods shall commence under such Company ESPP after the date of this Agreement; (iii) no individual participating in a Company ESPP shall be permitted to (A) increase the amount of his or her rate of payroll contributions thereunder from the rate in effect as of the date of this Agreement, or (B) except to the extent required by applicable Law, make separate non-payroll contributions to a Company ESPP on or following the date of this Agreement; (iv) no individual who is not participating in a Company ESPP as of the date of this Agreement may commence participation in a Company ESPP following the date of this Agreement; and (v) subject to the consummation of the Merger, each Company ESPP shall terminate, effective immediately prior to the Company Effective Time.

(e) Further Actions. Prior to the Company Effective Time, the Company Board (or, if appropriate, any committee thereof administering any Company Stock Plan or the Company ESPPs) shall take such actions as are necessary to approve and effectuate the foregoing provisions of this Section 2.5, including making any determinations and/or resolutions of the Company Board or a committee thereof or any administrator of a Company Stock Plan or Company ESPP as may be necessary and delivering any required notices. The Company shall provide Parent with documentation evidencing the completion of the foregoing actions (the form and substance of such documentation shall be subject to review and approval by Parent, such approval not to be unreasonably withheld, conditioned or delayed) not later than the Business Day preceding the Company Effective Time.

Section 2.6 Parent Equity Awards.

(a) As of the Parent Effective Time, (i) each Parent Option that is outstanding immediately prior to the Parent Effective Time, whether or not then vested or exercisable, shall, without any action on the part of the holder thereof, be assumed by Holdco and shall be converted automatically into a Holdco Option on substantially the same terms and conditions (including the vesting schedule, exercisability conditions and per share exercise price) as applied to such Parent Option immediately prior to the Parent Effective Time; (ii) each share of Parent Restricted Stock that is outstanding immediately prior to the Parent Effective Time shall, without any action on the part of the holder thereof, be assumed by Holdco and shall be converted automatically into an award of Holdco Restricted Stock, on substantially the same terms and conditions (including the vesting schedule) as applied to such Parent Restricted Stock immediately prior to the Parent Effective Time; (iii) each Parent RSU that is outstanding immediately prior to the Parent Effective Time, whether or not then vested, shall, without any action on the part of the holder thereof, be assumed by Holdco and shall be converted automatically into a Holdco RSU on substantially the same terms and conditions (including the vesting and settlement schedule) as applied to such Parent RSU immediately prior to the Parent Effective Time; and (iv) the Parent Stock Plans, including all of the rights, powers, obligations, responsibilities and obligations set forth therein, shall be assumed by Holdco.

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(b) Not later than the Closing Date, Holdco shall deliver to the holders of Parent Options, Parent Restricted Stock and Parent RSUs any required notices setting forth the effect of the Mergers on such holders’ rights and describing the treatment of such awards in accordance with this Section 2.6.

(c) As of the Parent Effective Time, any right to purchase shares of Parent Common Stock under the Parent ESPPs shall be converted into the right to purchase shares of Holdco Common Stock, subject to the same terms and conditions (including the purchase rights) as were applicable under the Parent ESPPs immediately prior to the Parent Effective Time, and the Parent ESPPs, including all of the rights, powers, obligations, responsibilities and obligations set forth therein, shall be assumed by Holdco.

(d) Prior to the Parent Effective Time, Parent shall take all necessary action to effectuate the provisions of this Section 2.6. Holdco shall reserve for future issuance a number of shares of Holdco Common Stock at least equal to the number of shares of Holdco Common Stock that will be subject to Holdco Options, Holdco Restricted Stock and Holdco RSUs as a result of the actions contemplated by Section 2.5 and this Section 2.6.

Section 2.7 Closing of the Company’s Transfer Books. At the Company Effective Time, (a) all shares of Company Common Stock issued and outstanding immediately prior to the Company Effective Time (including any Dissenting Shares) shall automatically be canceled and retired and shall cease to exist, and all holders of Company Stock Certificates and Company Book Entry Shares, that were outstanding immediately prior to the Company Effective Time shall, in each case, cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Company Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Company Effective Time. If, after the Company Effective Time, a Company Stock Certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Company Effective Time is presented to the Payment Agent or to the Company Surviving Corporation or Holdco, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.8 or, in the case of Dissenting Shares, treated as set forth in Section 2.10.

Section 2.8 Surrender of Company Stock Certificates.

(a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as payment agent in the Company Merger (the “Payment Agent”). At the Company Effective Time or as promptly as practicable thereafter (but in no event later than 9:00 a.m., New York City time, on the Business Day following the Company Effective Time), Parent shall deposit with the Payment Agent cash sufficient to pay the aggregate Company Merger Consideration payable pursuant to Section 2.2. The cash amount so deposited with the Payment Agent is referred to as the “Payment Fund.” The Payment Agent will invest the funds included in the Payment Fund in the manner directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest or other income resulting from the investment of such funds shall be the property of Parent.

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(b) Within five (5) Business Days after the Company Effective Time, the Payment Agent will mail to the Persons who were record holders of Company Stock Certificates or Company Book Entry Shares immediately prior to the Company Effective Time (other than to holders of Dissenting Shares to the extent such holders do not also hold shares of Company Common Stock that are not Dissenting Shares): (i) a letter of transmittal in customary form reasonably acceptable to the Company that shall specify that delivery of such Company Stock Certificates or transfer of such Company Book Entry Shares shall be deemed to have occurred, and risk of loss and title to the Company Stock Certificates or Company Book Entry Shares, as applicable, shall pass, only upon proper delivery of the Company Stock Certificates (or affidavits of loss in lieu thereof) or transfer of the Company Book Entry Shares to the Payment Agent and (ii) instructions for use in effecting the surrender of Company Stock Certificates or transfer of the Company Book Entry Shares in exchange for the Company Merger Consideration. Upon surrender of a Company Stock Certificate to the Payment Agent for exchange, together with a duly completed and validly executed letter of transmittal or receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer to the Payment Agent as the Payment Agent may reasonably request) in the case of Company Book Entry Shares, together with a duly completed and validly executed letter of transmittal or, in each case, such other documents as may be reasonably required by the Payment Agent or Parent: (A) the holder of such Company Stock Certificate or Company Book Entry Share shall be entitled to receive in exchange therefor, subject to any required withholding of Taxes, the Company Merger Consideration; and (B) the Company Stock Certificate or Company Book Entry Share so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.8(b), each Company Stock Certificate or Company Book Entry Share shall be deemed, from and after the Company Effective Time, to represent only the right to receive the Company Merger Consideration as contemplated by Section 2.2. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Company Stock Certificate or Company Book Entry Share. If any Company Merger Consideration is to be paid to a Person other than the stockholder in whose name the Company Book Entry Share transferred or Company Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to the Payment Agent any transfer or other Taxes required by reason of payment of the Company Merger Consideration to a Person other than the stockholder owning the Company Book Entry Share transferred or Company Stock Certificate surrendered, or shall establish to the reasonable satisfaction of the Payment Agent that such Tax has been paid or is not applicable. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of any Company Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond in such reasonable amount as the Company Surviving Corporation may direct as indemnity against any claim that may be made against the Payment Agent, Parent or the Company Surviving Corporation with respect to such Company Stock Certificate. Upon the making of such affidavit and delivering such bond, the Payment Agent will issue, in exchange for such lost, stolen or destroyed Company Stock Certificate, the Company Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Company Stock Certificate as contemplated under this Article II.

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(c) Any portion of the Payment Fund that remains unclaimed or undistributed to holders of Company Stock Certificates or Company Book Entry Shares as of the date that is one (1) year after the Closing Date shall be delivered to Holdco upon demand, and any holders of Company Stock Certificates (other than with respect to any Dissenting Shares) who have not theretofore surrendered their Company Stock Certificates or Company Book Entry Shares in accordance with this Section 2.8 prior to that time shall thereafter look only to Holdco for satisfaction of their claims for the Company Merger Consideration pursuant to this Section 2.8. Any amounts remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Closing Date (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Body) shall become, to the extent permitted by applicable Law, the property of Holdco free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding anything herein to the contrary, none of Holdco, the Company Surviving Corporation or the Parent Surviving Corporation shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any Company Merger Consideration delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

Section 2.9 Withholding Rights. Each of Holdco, Parent, Parent Merger Sub, the Company, Company Merger Sub, the Surviving Corporations and the Payment Agent shall be entitled to deduct and withhold from the Company Merger Consideration or any other payments made in connection with this Agreement, as applicable, payable to any holder of any shares of Parent Common Stock, any holder of any shares of Company Common Stock, any holder of any Parent Equity Award, any holder of any Company Equity Award or any other recipient pursuant to this Agreement such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 2.10 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has properly made a demand for appraisal of such shares in accordance with Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares”) until such time as such holder effectively withdraws or fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive the Company Merger Consideration in accordance with Section 2.2, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL.

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(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Company Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive the Company Merger Consideration in accordance with Section 2.2, without interest thereon, upon surrender of the Company Stock Certificate representing such shares or transfer of such Company Book Entry Shares, as the case may be, in accordance with Section 2.8.

(c) The Company shall give Parent: (i) prompt written notice of (A) any demand for appraisal received by the Company prior to the Company Effective Time pursuant to the DGCL; (B) any withdrawal or attempted withdrawal of any such demand; and (C) any other demand, notice or instrument delivered to the Company prior to the Company Effective Time pursuant to the DGCL; and (ii) to the extent permitted by applicable Law, the opportunity to participate and right to control any and all negotiations and proceedings with respect to any such demand, notice or instrument; provided that the Company shall be permitted to participate in such negotiations and proceedings. Neither the Company nor Parent shall, without the prior written consent of the other party, voluntarily make any payment with respect to, or settle, or offer to settle, any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or agree to do any of the foregoing. Each holder of Dissenting Shares who becomes entitled under Section 262 of the DGCL to receive payment of the “fair value” for such holder’s shares shall receive such payment therefor from the Company Surviving Corporation after giving effect to any withholdings or deductions required by applicable Law (but only after the amount thereof shall have been finally determined pursuant to the DGCL).

Section 2.11 Further Action. If, at any time after the Effective Times, any further action is determined by Holdco or Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest (i) the Company Surviving Corporation with full right, title and possession of and to all rights and property of Company Merger Sub and the Company or (ii) the Parent Surviving Corporation with full right, title and possession of and to all rights and property of Parent Merger Sub and Parent, the officers and directors of the Company Surviving Corporation, the Parent Surviving Corporation, Parent and Holdco shall be fully authorized (in the name of Company Merger Sub, Parent Merger Sub, the Company, Parent and otherwise) to take and shall take such action.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the reports, schedules, forms, statements and other documents (including exhibits and all information incorporated by reference) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) since December 31, 2013 and prior to the date of this Agreement (but without giving effect to any amendment to any such document filed on or after the date hereof), other than any information that is predictive or forward looking in nature or information contained under the captions “Risk Factors” or “Forward-Looking Statements” (in each case, each, an “Available Company SEC Document”) (it being understood that this clause (i) shall not be applicable to Section 3.2) or (ii) the Company Disclosure Letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform Parent of the information required to be disclosed in respect of such other sections) delivered by the Company to the Parent Parties on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Parent Parties as follows:

Section 3.1 Organization.

(a) Each of the Company and the Subsidiaries of the Company (the “Company Subsidiaries”) is a corporation, limited liability company or limited partnership duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization. Each of the Company and the Company Subsidiaries is duly qualified and/or licensed to do business as a foreign corporation, limited liability company or limited partnership, and, where applicable, is in good standing in each jurisdiction in which the nature of the business conducted by it or the leasing of properties makes such qualification or licensing necessary, except where the failure to be so qualified or to be in good standing would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole.

(b) Each of the Company and the Company Subsidiaries has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals (collectively, the “Permits”) and has made all filings required under applicable Law necessary to enable it to own, operate and lease its properties and to carry on its business as now conducted, except for such Permits or filings, the lack of which, would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole. Since January 1, 2014, neither the Company nor any of the Company Subsidiaries has received any written notice of any violation of or failure to comply with any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any Permit, and each such Permit has been validly issued or obtained and is in full force and effect.

(c) The copies of the composite certificate of incorporation and amended and restated bylaws of the Company which are incorporated by reference as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2015, respectively (the “Company Charter Documents”), are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement. For each Significant Subsidiary, the Company has made available to Parent true and correct copies of the articles of incorporation (including any certificate of designations), bylaws or like organizational documents, each as amended to the Agreement Date.

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(d) The Company has made available to Parent the minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders and board of directors (or to the extent applicable, any committee thereof) of the Company, since December 31, 2013 through the date hereof. The minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the board of directors (or to the extent applicable, any committee thereof) of the Company made available to Parent were complete and redacted only with respect to discussions of the transaction contemplated hereby or other similar strategic transactions, and not with respect to other matters.

(e) Neither the Company nor any Company Subsidiary is in violation of any of the provisions of the certificate of incorporation or by-laws (or equivalent constituent documents), including all amendments thereto, of such entity.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 70,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share, (“Company Preferred Stock”). As of the close of business on September 16, 2016 (the “Capitalization Date”): (A) 17,747,932 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued or outstanding; (C) 4,667,061 shares of Company Common Stock were held by the Company in its treasury; (D) there were outstanding Company Options to purchase 2,644,108 shares of Company Common Stock, whether or not presently exerciseable; (E) 918,940 shares of Company Common Stock were subject to issuance pursuant to outstanding Company RSUs; (F) 235,262 shares of Company Common Stock were subject to issuance pursuant to outstanding Company PRSUs, which amount may be increased to a maximum of 455,362 shares of Company Common Stock based on the satisfaction of performance measures set forth in the Company PRSUs; (G) 894,397 shares of Company Common Stock were reserved for future issuance under the Company ESPPs; and (H) 3,237,830 shares of Company Common Stock were reserved for future issuance under the Company Stock Plans (including upon exercise of Company Options). Such issued and outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Company Stock Plan or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, or in the case of shares that have not yet been issued, will be, fully paid and nonassessable and free of preemptive rights. The Company has made available to Parent or its counsel accurate and complete copies of the Company Stock Plans and Company ESPPs and the forms of stock option and restricted stock unit agreements and corresponding grant notices evidencing the Company Equity Awards and, other than differences with respect to the number of shares covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no stock option agreement or restricted stock unit agreement or corresponding grant notice contains material terms that are in addition to, or inconsistent with, such forms. Section 3.2(a) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, each outstanding Company Equity Award and to the extent applicable, the name of the holder thereof, the country of residence of the holder thereof, the number of shares of Company Common Stock issuable thereunder (including target and maximum numbers for Company Equity Awards subject to performance based vesting), the expiration date, the exercise or conversion price relating thereto, the grant date, the vesting schedule, whether or not it is subject to performance based vesting, the amount vested and outstanding, the amount unvested and outstanding, and the Company Stock Plan pursuant to which the award was made. The Company Stock Plans are the only plans or programs the Company or any of the Company Subsidiaries has maintained under which stock options, restricted shares, restricted share units, performance shares or other compensatory equity or equity-based awards have been granted and remain outstanding or may be granted. Each grant of Company Equity Awards was made in accordance with the terms of the applicable Company Stock Plan, the NASDAQ Listing Rules and all applicable Laws. Since the Capitalization Date, the Company has not authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock. The Company has not heretofore agreed to take any such action, and there are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of the Company. Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Equity Awards or rights under the Company ESPPs, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to any Company securities or securities of any wholly owned Company Subsidiary.

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(b) Except as set forth in Section 3.2(a), (i) as of Capitalization Date, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and (ii) there are no outstanding securities, options, equity or equity-based compensation, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, equity or equity-based compensation, warrant, call, right, commitment, agreement, arrangement or undertaking.

Section 3.3 Authorization; No Conflict.

(a) The Company has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby, including the Transactions, and (ii) no other corporate proceedings on the part of the Company or any of the Company Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions have been duly authorized by the Company Board. This Agreement has been duly executed and delivered by the Company and assuming due execution and delivery by the Parent Parties constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar Laws affecting the enforcement of creditors rights generally and equitable principles of general applicability.

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(b) The Company Board, at a meeting duly called and held, and as of the Agreement Date not subsequently rescinded or modified in any way, duly and unanimously adopted resolutions (i) approving the execution, delivery and performance of this Agreement and the Transactions, (ii) determining that the terms of the Company Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the holders of Company Common Stock adopt this Agreement and approve the Company Merger; and (iv) declaring that this Agreement and the Transactions are advisable. Except for the Company Stockholder Approval and the filing of the Company Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the Transactions.

(c) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the Transactions nor compliance by the Company with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or bylaws or other similar organizational documents of the Company or any of the Company Subsidiaries, (ii) require any consent by any Person under, contravene or conflict with or result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by the Company under, or result in a right of termination or acceleration under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets owned or operated by the Company or any of the Company Subsidiaries pursuant to the terms, conditions or provisions of, any Company Material Contract to which the Company or any Company Subsidiary is a party or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (d) below, violate any judgment, ruling, order, writ, injunction or decree (“Judgment”) or any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for such violations, breaches or defaults that, or consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to make or obtain, would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is necessary to be obtained or made by the Company or any Company Subsidiary in connection with the Company’s execution, delivery and performance of this Agreement or the consummation by the Company of the Transactions, except for (i) compliance with the DGCL, with respect to the filing of the Company Certificate of Merger, (ii) compliance with and filings pursuant to the HSR Act and other applicable Antitrust Laws of any jurisdiction, (iii) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement, (iv) compliance with the rules and regulations of The NASDAQ Stock Market, LLC (“NASDAQ”), (v) compliance with the “blue sky” laws of various states, and (vi) any consent, approval, order, authorization, registration, declaration or filing required pursuant to any Contract between the Company or any Company Subsidiary and a Governmental Body entered into in the ordinary course with respect to the Company Products, and except where the failure to obtain or take such action would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole.

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(e) Assuming the accuracy of the representations and warranties of the Parent Parties in Section 4.11, the only vote of holders of any class or series of capital stock of the Company necessary to adopt this Agreement and to approve the Company Merger is the adoption of this Agreement by the holders of a majority of the shares of Company Common Stock outstanding and entitled to vote thereon (the “Company Stockholder Approval”). The affirmative vote of the holders of Company Common Stock is not necessary to consummate any Transactions other than the Company Merger.

Section 3.4 Subsidiaries.

(a) The Company Subsidiaries and their respective jurisdictions of organization are identified in Section 3.4(a) of the Company Disclosure Letter.

(b) All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Company Subsidiary are, where applicable, duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens (other than Permitted Liens) or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Company Subsidiary. There are no agreements requiring the Company or any Company Subsidiary to make contributions to the capital of, or lend or advance funds to, any Company Subsidiary. Except for equity interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any material capital stock and/or other ownership interest in any Person. There are no outstanding contractual obligations of any Company Subsidiary to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

(c) Neither the Company nor any of the Company Subsidiaries owns any interest or investments (whether equity or debt), or any interest or investment convertible into or exchangeable for any such interest or investment, in any corporation, partnership, joint venture, trust or other entity, other than a Company Subsidiary.

(d) Neither the Company nor any of the Company Subsidiaries has agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person (other than in or to the Company or any of the Company Subsidiaries).

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(e) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose, or intended effect of such commitment, joint venture, partnership, Contract or arrangement is to avoid disclosure of any material transaction involving the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s financial statements.

Section 3.5 SEC Reports and Financial Statements; No Undisclosed Liabilities.

(a) Since December 31, 2013, the Company has timely filed or furnished with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto and any documents filed or furnished during such period by the Company to the SEC on a voluntary basis, and including any amendments thereto, the “Company SEC Reports”) required to be filed or furnished by the Company with the SEC. As of their respective filing dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, the Company SEC Reports complied in all material respects as to form with the requirements of the Securities Act, the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved written comments from the SEC with respect to the Company SEC Reports. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports filed on or prior to the date hereof is the subject of ongoing SEC review.

(b) Each of the financial statements (including, in each case, any related notes and schedules thereto) (collectively, the “Company Financial Statements”) of the Company contained in the Company SEC Reports, as of their respective dates of filing with the SEC (or, if such Company SEC Reports were amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein or to the extent required by GAAP) and (iii) present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments and except as indicated in the notes to such Company Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited Company Financial Statements may not contain footnotes and are subject to normal year-end adjustments, none of which either individually or in the aggregate will be material in amount).

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(c) Neither the Company nor any of the Company Subsidiaries has, since the date of the most recent consolidated balance sheet of the Company included in the Company SEC Reports, incurred any liabilities or obligations of any nature (whether absolute, contingent, accrued, fixed or otherwise), except for (i) liabilities or obligations reflected or reserved against in the consolidated balance sheet of the Company and its consolidated Subsidiaries included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 or in the notes thereto (the “Company Balance Sheet”), (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Company Balance Sheet, (iii) liabilities and obligations incurred in connection with the Company Merger or otherwise as contemplated or permitted by this Agreement, (iv) liabilities owed by one wholly owned Company Subsidiary to another wholly owned Company Subsidiary or liabilities owed by the Company to any wholly owned Company Subsidiary, (v) liabilities and obligations that would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, or (vi) liabilities or obligations listed on Section 3.5(c) of the Company Disclosure Letter.

(d) Since January 1, 2013, there has been no change in the Company’s accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Company Financial Statements, except as described in the Company SEC Reports or except as may be required by any regulatory authority. The reserves reflected in the Company’s financial statements are in accordance with GAAP and have been calculated in a consistent manner.

(e) With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Company SEC Reports filed since January 1, 2013, the principal executive officer and principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company) have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct as of their respective dates (except for such certifications contained in a Company SEC Report that was subsequently amended prior to the date of this Agreement).

(f) Except as permitted by the SEC with respect to newly acquired businesses (as defined in Article 11-01(d) of Regulation S-X), the Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements.

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(g) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and nonfinancial) required to be disclosed by the Company in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management or to other individuals responsible for preparing such reports as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports. Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, the Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its outside auditors and the audit committee of its board of directors: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting.

(h) The Company is in compliance in all material respects with all current listing and corporate governance requirements of the NASDAQ, and is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act, the Company has not made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 3.6 Absence of Material Adverse Changes, etc.

(a) Since June 30, 2016 (i) the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice, and (ii) there has not been or occurred any fact, circumstance, event, condition, change, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(b) Since June 30, 2016 through the date hereof, neither the Company nor any Company Subsidiary has taken any action that would, if taken after the date of this Agreement, be prohibited by Section 5.2(b).

Section 3.7 Litigation. Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, (i) there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened to which the Company or any of the Company Subsidiaries is a party; (ii) there are no Judgments of any Governmental Body or arbitrator outstanding against the Company or any of the Company Subsidiaries; and (iii) there are no investigations by any Governmental Body pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries.

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Section 3.8 Information Supplied. Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company’s stockholders in connection with the Transactions, including the Proxy Statement and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement, will, at the date it is disseminated or, as applicable, first mailed to the holders of Company Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Parent Parties in writing specifically for inclusion or incorporation by reference in the Proxy Statement.

Section 3.9 Broker’s or Finder’s Fees. Except for Centerview Partners LLC (the “Company Financial Advisor”) no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary or under the Company’s or any Company Subsidiary’s authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or commission from any of the parties hereto in connection with any of the Transactions.

Section 3.10 Employee Plans.

(a) Section 3.10(a) of the Company Disclosure Letter sets forth a complete and correct list of each material Company Plan.

(b) The Company has made available to Parent a true, correct and complete copy of: (i) with respect to each Company Plan, each written Company Plan and all amendments thereto and, with respect to any unwritten Company Plan, a written description of the material provisions thereof, and (ii) with respect to each Company Employee Benefit Plan, (A) each current trust agreement, insurance contract or policy, group annuity contract or any other funding arrangement (B) the most recent Annual Report (Form 5500 Series) including all applicable schedules, if any; (C) the most recent actuarial report, financial report or valuation report, (D) the current summary plan description and any material modifications thereto, if any, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (E) the most recent determination letter (or, if applicable, advisory or opinion letter) from the Internal Revenue Service, if any; and (F) all material notices given to such Company Employee Benefit Plan, the Company, or any Company ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other Governmental Body relating to such Company Employee Benefit Plan.

(c) Each Company Employee Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable determination letter (or, if applicable, may rely on a favorable advisory or opinion letter) from the Internal Revenue Service that has not been revoked, and to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to adversely affect the qualified status of any such Company Employee Benefit Plan or result in the imposition of any material liability, penalty or tax under ERISA or the Code.

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(d) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, (i) each Company Plan has been established, operated, maintained and administered in accordance with its provisions and in compliance with all applicable Laws, including ERISA and the Code; (ii) all payments and contributions required to be made under the terms of any Company Plan and applicable Law have been timely made or the amount of such payment or contribution obligation has been reflected in the Available Company SEC Documents which are publicly available prior to the date of this Agreement; (iii) none of the Company or any Company Subsidiary or, to the Knowledge of the Company, any third party, has engaged in any non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA), with respect to any Company Plan that would result in the imposition of any liability to the Company or any Company Subsidiary; and (iv) there are no pending or, to the Knowledge of the Company, threatened suits, actions, disputes, audits, investigations or claims with respect to any Company Plan by or on behalf of any participant in any such Company Plan, or otherwise involving any such Company Plan or the assets of any Company Plan, other than routine claims for benefits.

(e) No Company Plan provides for a “gross-up,” reimbursement or similar payment in respect of any Taxes that may become payable under Sections 409A or 4999 of the Code.

(f) Each Company Plan that is subject to Section 409A of the Code has been administered in all material respects in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance thereunder.

(g) No Company Employee Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code. During the immediately preceding six years, (i) no liability under Section 302 or Title IV of ERISA has been incurred by the Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Company, any Company Subsidiary or any Company ERISA Affiliate of incurring any such liability; and (ii) no event has occurred and there currently exists no condition or circumstances that would subject the Company or any Company Subsidiary to any Controlled Group Liability with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is not a Company Employee Benefit Plan.

(h) None of the Company, any Company Subsidiary or any Company ERISA Affiliate has, at any time during the preceding six years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any Multiemployer Plan or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.

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(i) No Company Plan provides health, life or other welfare benefits to current or former employees of the Company or any Company Subsidiary after retirement or other termination of employment (other than for continuation coverage required under Section 4980(B) of the Code).

(j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any current or former employee or other individual service provider of the Company or any Company Subsidiary to any payment or benefit (or result in the funding of any such payment or benefit) under any Company Plan; (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company or any Company Subsidiary under any Company Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits under any Company Plan; (iv) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee or other individual service provider of the Company or any Company Subsidiary; or (v) limit or restrict the right of the Company, any Company Subsidiary, the Surviving Corporations or the Parent Parties to merge, amend or terminate any Company Plan.

(k) Neither the Company nor any Company Subsidiary has any plan or commitment, whether legally binding or not, to create any additional employee benefit or compensation plan, program, policy, practice, agreement or arrangement which, once created, would come within the definition of a Company Plan or modify or change any existing the Company Plan that would affect any Company Employee.

(l) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, each Foreign Plan (i) has been established, operated, maintained and administered in compliance with its terms and operated in compliance in all applicable Laws; (ii) if required to be registered or approved by a non-U.S. Governmental Body, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iv) is fully funded or fully insured on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Law; and (v) is not subject to any pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Foreign Plan, or otherwise involving any such Foreign Plan or the assets of any Foreign Plan, other than routine claims for benefits.

Section 3.11 Opinion of Financial Advisor. The Company Board has received from the Company Financial Advisor a written opinion to the effect that, as of the date of such opinion and subject to the various assumptions made, procedures followed, matters considered and limitation on the review undertaken in preparing such opinion as set forth therein, the Company Merger Consideration to be paid to the holders of Company Common Stock (other than Company Common Stock to be canceled in accordance with Section 2.2(a) and Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders. A true, correct and complete copy of such opinion was, or immediately after the execution and delivery of this Agreement will be, delivered to Parent on a non-reliance basis for informational purposes only. The Company has been authorized by the Company Financial Advisor to permit the inclusion of such opinion in the Proxy Statement.

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Section 3.12 Taxes.

(a) Each of the Company and the Company Subsidiaries has timely filed all income Tax Returns and other material Tax Returns required to be filed by it (taking into account applicable extensions) in the manner prescribed by applicable Law and all such Tax Returns are true, complete and correct in all material respects. None of the Company and the Company Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Returns;

(b) All material Taxes of each of the Company and the Company Subsidiaries (whether or not shown to be due and payable on any Tax Return) have been timely paid in full and the Company and each Company Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all accrued material Taxes not yet due. The accruals and reserves for Taxes reflected in the Company’s Form 10-K for the fiscal year ended December 31, 2015 have been determined in accordance with GAAP on a consistent basis throughout the applicable prior periods. There are no Liens on any of the assets, rights or properties of the Company or any Company Subsidiary with respect to Taxes, other than Permitted Liens. None of the Company and the Company Subsidiaries has incurred any material liability for Taxes since the date of the most recent the Company Financial Statements other than in the ordinary course of business.

(c) No deficiency for any amount of material Taxes has been proposed or asserted in writing or assessed by any Governmental Body against the Company or any of the Company Subsidiaries that remains unpaid.

(d) There are no Liens on any of the assets, rights or properties of the Company or any Company Subsidiary with respect to Taxes, other than Permitted Liens.

(e) There is no claim, audit, action, suit, proceeding, examination, investigation or other administrative or judicial proceeding ongoing or currently pending or, to the Knowledge of the Company threatened against or with respect to the Company or any Company Subsidiary in respect of any material Tax or material Tax asset.

(f) There are no waivers or extension of any statute of limitations currently in effect with respect to material Taxes of any of the Company or the Company Subsidiaries.

(g) No written claim has ever been made by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation by such jurisdiction.

(h) All material Taxes required to be withheld or collected by the Company or a Company Subsidiary have been withheld and collected and, to the extent required by applicable Law, timely paid to the appropriate Governmental Body.

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(i) Neither the Company nor any Company Subsidiary has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j) In the last two years, none of the Company and the Company Subsidiaries has been a party to any transaction treated by the parties as a distribution to which Section 355 of the Code applies.

(k) Neither the Company nor any Company Subsidiary is a party to any material Tax sharing agreement, Tax indemnity obligation or similar agreement (other than Contracts entered into with customers in the ordinary course of business), or any advance pricing agreement, closing agreement or other material agreement relating to Taxes entered into with any Tax authority.

(l) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated Federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any material liability for the Taxes of any other Person (other than any of the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Tax law or as a transferee or successor.

(m) No election has been made under Treasury Regulations Section 1.7701-3 or any similar provision of Tax law to treat any of the Company and the Company Subsidiaries as an association, partnership or disregarded entity.

Section 3.13 Environmental Matters.

(a) Except for such matters that have not resulted in and would not reasonably be expected to result in any liability that is material to the Company and the Company Subsidiaries, taken as a whole:

(i) The Company and the Company Subsidiaries have been and are otherwise in compliance with all applicable Environmental Laws and there are no pending or, to the Knowledge of the Company, threatened demands, claims, information requests or notices of noncompliance, violation or liability or potential liability regarding the Company or any Company Subsidiary, or any person for whom they may have legal or contractual responsibility, relating to any liability under or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other response, action, or compliance under, any Environmental Law.

(ii) To the Knowledge of the Company, there are no circumstances that would reasonably be expected to give rise to any violation of or result in any material liability under any Environmental Laws for the Company or any Company Subsidiary or any Person for whom they may have legal or contractual responsibility.

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(iii) All permits, notices, approvals and authorizations, if any, required to be obtained or filed in connection with the operation of the Company’s and the Company Subsidiaries’ businesses and the operation or use of any real property owned, leased or operated by the Company or any Company Subsidiary have been duly obtained or filed, are currently in effect, and the Company and the Company Subsidiaries are in material compliance with the terms and conditions of all such permits, notices, approvals and authorizations, and, to the Company’s Knowledge, there are no circumstances that would reasonably be expected to prevent such material compliance in the future.

(iv) The Company has provided to Parent all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to, or the environmental condition of, the business of the Company, or the compliance (or noncompliance) by the Company with any Environmental Laws.

(b) As used in this Agreement, (i) “Environmental Laws” shall mean any Federal, foreign, state and local Law or legal requirement, including regulations, orders, permits, licenses, approvals, ordinances, directives and the common Law, pertaining to pollution, the environment, the protection of the environment or human health and safety, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), the Occupational Safety and Health Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act and any similar Federal, foreign, state or local Law relating to or imposing liability or standards of conduct for protection of the environment or human health and safety. and (ii) “Hazardous Substance” shall mean (A) any “hazardous substance,” as defined by CERCLA, (B) any “hazardous waste,” as defined by RCRA, and (C) any pollutant, contaminant, waste or hazardous, dangerous or toxic chemical, material or substance, including asbestos, radiation and radioactive materials, polychlorinated biphenyls, petroleum and petroleum products and by-products, lead, pesticides, natural gas, and nuclear fuel which is regulated by Law or for which any applicable Law imposes liability or standards of conduct.

Section 3.14 Compliance with Laws.

(a) The Company and the Company Subsidiaries (i) are and have at all times been in compliance with all Laws applicable to the Company or the Company Subsidiaries or by which any of their respective properties or businesses are bound or any regulation issued under any of the foregoing and (ii) since January 1, 2013, have not been notified in writing by any Governmental Body of any violation, or any investigation with respect to any such Law, in each case, except for any such violation that is not, and would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole.

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(b) The Company and each of the Company Subsidiaries are and have at all times been in compliance in all material respects with United States and foreign export control laws and regulations, including: the United States Export Administration Act and implementing Export Administration Regulations; the Arms Export Control Act and implementing International Traffic in Arms Regulations; and the various economic sanctions laws administered by OFAC, applicable to its export transactions. Without limiting the foregoing, there are no pending or, to the Knowledge of the Company, threatened claims or investigations by any Governmental Body of potential violations against the Company or any of its Subsidiaries with respect to export activity or licenses or other related approvals.

(c) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary nor any director, officer, employee, or, to the Knowledge of the Company, agent of the Company or any Company Subsidiary has taken any action, directly or indirectly, that would result in a violation by any such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the U.K. Bribery Act of 2010 and the rules and regulations thereunder or any other anti-bribery/corruption legislation promulgated by any Governmental Body.

Section 3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Letter contains a list of all (i) material Company Products and (ii) material Domain Names owned by and currently used by the Company or any Company Subsidiary in the conduct of their respective businesses.

(b) Section 3.15(b) of the Company Disclosure Letter sets forth as of the date hereof a true and complete list of all Registered Intellectual Property owned by the Company or any Company Subsidiary that has not otherwise been abandoned, expired, allowed to lapse, rejected, terminated, withdrawn or cancelled, indicating for each item the registration or application number and the applicable filing jurisdiction (“Company Registered Intellectual Property”).

(c) To the Knowledge of the Company, the Company or one of the Company Subsidiaries owns all material Company Intellectual Property. Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, (i) each item of Company Registered Intellectual Property (other than applications for Company Registered Intellectual Property) is subsisting, and to the Knowledge of the Company, is valid and enforceable, and (ii) all Company Registered Intellectual Property is free and clear of all Liens other than Permitted Liens.

(d) There are no Legal Proceedings pending before any court, arbiter, or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world), to which the Company or any Company Subsidiary is a party and in which claims are or were raised relating to the validity, enforceability, scope or ownership of any of the Company Intellectual Property. Neither the Company nor any of the Company Subsidiaries have received any written or, to the Knowledge of the Company in the two (2) years prior to the Agreement Date, oral notice, threat, or assertion of a third party claim or suit challenging, the validity, enforceability, scope or ownership of any Company Intellectual Property.

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(e) Neither the Company nor any Company Subsidiary has granted to any third party a joint ownership interest in, or has granted or permitted any third party to retain, any exclusive rights that remain in effect in, any Intellectual Property Right that is Company Intellectual Property, except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole.

(f) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, to the Knowledge of the Company, neither the Company Products, nor the past or current operations of the Company or the Company Subsidiaries have infringed, misappropriated or otherwise violated the Intellectual Property Rights of any Person, or have violated any right of any Person (including any right to privacy or publicity), or have constituted, unfair competition or trade practices under the laws of any applicable jurisdiction. There is no current unresolved Legal Proceeding that has been filed against the Company or any Company Subsidiary by, and none of the Company or any Company Subsidiary has received written notice from, any third party in the three (3) years prior to the date hereof in which it is alleged that any Company Product or the operation of the business of the Company or any Company Subsidiary, infringes, misappropriates, or otherwise violates the Intellectual Property Rights of any third party, violates the rights of any Person (including any right to privacy or publicity), or constitutes unfair competition or trade practices under the applicable Law.

(g) To the Company’s Knowledge, during the past three (3) years, no Person has misappropriated, infringed or otherwise violated or is currently misappropriating, infringing or otherwise violating any Company Intellectual Property that is material to the conduct of the business of the Company and the Company Subsidiaries as a whole. Neither the Company nor any Company Subsidiary has brought any claims, suits, arbitrations or other adversarial proceedings before any court, Governmental Body or arbitral tribunal against any third party with respect to the misappropriation, infringement or other violation of any Company Intellectual Property which remain unresolved as of the date hereof.

(h) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, in each case in which the Company or any Company Subsidiary has engaged or hired a third party for the purpose of developing or creating any Intellectual Property Rights or Technology for any of them, or the Company or any Company Subsidiary has acquired or purported to acquire ownership of any Intellectual Property Rights or Technology from any Person, in each case, that is material to the conduct of the business of the Company and the Company Subsidiaries as currently conducted, the Company or such Company Subsidiary, as the case may be, has obtained a valid and enforceable assignment or license sufficient to irrevocably transfer or license all such Intellectual Property Rights and Technology to the Company or the Company Subsidiaries to the fullest extent allowed under applicable Law.

(i) The Company and the Company Subsidiaries have a policy requiring each employee, individual consultant and individual independent contractor involved in the creation of Intellectual Property Rights or Technology for any of them to execute a proprietary information, confidentiality and invention assignment agreement substantially in the form provided to Parent, and all current and former employees, consultants and independent contractors of the Company or any Company Subsidiary have created Intellectual Property Rights or Technology for any of them that is material to the conduct of the business of the Company and the Company Subsidiaries as currently conducted have executed such or a substantially similar agreement.

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(j) Section 3.15(j) of the Company Disclosure Letter contains, as of the Agreement Date (i) a list of all Contracts pursuant to which a third party has licensed or granted any right to the Company or any Company Subsidiary in any Technology or Intellectual Property Rights, other than non-disclosure and confidentiality agreements, demonstration or evaluation licenses, Open Source Licenses, any licenses for commercially available, off-the-shelf Software (including Software used by third parties to provide services through software as a service (SaaS) arrangements) and any non-exclusive licenses for Software used by the Company or any Company Subsidiary for administrative or back-office operations, including accounting, finance, human resources and information technology systems pursuant to which the Company or any Company Subsidiary made payments or expects to make payments of less than $1,000,000 in the aggregate during the five (5)-year period prior to the Agreement Date (“In-Licenses”); and (ii) a list of all Contracts pursuant to which both the Company or any Company Subsidiary and a third party have licensed or granted any right in their respective Technology or Intellectual Property Rights to one another (excluding licenses granted in the ordinary course of business by a customer to the Company or any Company Subsidiary with respect to derivative works, improvements or modifications made by such third party to, or any implementations by such third party of, any Company Product or any Technology provided to such third party by the Company or any Company Subsidiary) (“IP Cross-Licenses”).

(k) Section 3.15(k) of the Company Disclosure Letter contains a list of all material Contracts pursuant to which the Company or any Company Subsidiary has granted any third party any rights or licenses to any material Company Intellectual Property other than Ordinary Course Licenses, including with respect to any Company Product or any material Technology owned by the Company or any Company Subsidiary (the “Out-Licenses,” and together with the In-Licenses and IP Cross-Licenses, the “IP Contracts”).

(l) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company or any Company Subsidiary, the consummation of this Agreement or the Closing of the transactions contemplated hereby will not result in the release of any material Source Code or other material proprietary Technology, in each case owned by the Company or any Company Subsidiary.

(m) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company, any Company Subsidiary, Parent or any Affiliate of Parent, taken as a whole, neither the Company nor any Company Subsidiary is a party to any Contract which, upon the consummation of this Agreement or the Closing of the transactions contemplated hereby, will result in (or purport to result in) the granting of any new right, license, immunity from suit or covenant not to assert to any third party under or with respect to any Patents owned or controlled by the Company, any Company Subsidiary, Parent or any Affiliate of Parent, excluding all Ordinary Course Licenses other than any Ordinary Course License that (i) grants any right, license, immunity from suit or covenant not to assert under any Patent (collectively, “Patent Rights”) to make and sell integrated circuits, (ii) would otherwise reasonably be expected to be, based on the current Company forecast, a source of revenue of more than $1,000,000 for the Company and the Company Subsidiaries for the fiscal year ending December 31, 2016, or (iii) grants any Patent Rights to any Person set forth on Section 3.15(m) of the Company Disclosure Letter.

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(n) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, and other than pursuant to any Ordinary Course License, neither the Company nor any Company Subsidiary has (i) granted, nor is any of them obligated to grant, to any third party, access or rights to any Company or Company Subsidiary owned Source Code in or for any Company Products, (ii) taken any action that rendered any material Source Code owned by the Company or any Company Subsidiary subject to any Open Source License that requires the Company or any Company Subsidiary to deliver any such Company or Company Subsidiary owned Source Code to any third party, (iii) licensed, distributed or used any Software subject to an Open Source License in material breach of the terms of any Open Source License, or (iv) licensed or granted a third party the right to obtain any Company or Company Subsidiary owned Source Code in any Company Product or any Technology owned by the Company or any Company Subsidiary (including in any such case, any conditional right to access, or under which Company or any Company Subsidiary has established any escrow arrangement for the storage and conditional release of any Source Code).

(o) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, no Company Product contained at the time of sale or distribution by the Company or any Company Subsidiary any undisclosed or unintended disabling codes or instructions, “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults or other software routines or hardware components that (i) enable or assist any person to access without authorization or disable or erase the Company Products, or (ii) otherwise significantly adversely affect the functionality of the Company Products.

(p) Except as set forth in Section 3.15(p) of the Company Disclosure Letter, no funding, facilities or resources of any government, university, college, other educational institution, or multi-national, bi-national or international non-profit organization or research center were used in the development of any material Company Products or material Company Intellectual Property.

(q) Section 3.15(q) of the Company Disclosure Letter sets forth an accurate and complete list of all standard-setting organizations, patent pools and other similar organizations to which the Company or Company Subsidiaries belongs, participates or is otherwise involved (collectively, “SSOs”) and with whom the Company or any Company Subsidiary has a Contract containing obligations for the Company or any Company Subsidiary to grant any license, immunity or other right under any Company Intellectual Property on reasonable and non-discriminatory (RAND) or fair reasonable and non-discriminatory (FRAND) terms. There are no orders issued by any Governmental Body to the Company or any Company Subsidiary or orders issued to the Company or any Company Subsidiary as a result of any Legal Proceeding involving the Company or any Company Subsidiary, requiring the Company or any Company Subsidiary to grant any license, immunity or other right under any Company Intellectual Property, including on RAND or FRAND terms. To the Knowledge of the Company, the Company and the Company Subsidiaries are compliant in all material respects with their contractual commitments with respect to the rules, requirements, and other obligations set forth by the SSOs (including any pricing requirements or outbound licensing obligations); neither the Company nor any of the Company Subsidiaries have received any written notice from any third party that the Company’s or any of the Company Subsidiaries’ standard outbound licensing programs are non-compliant with such rules, requirements, and other obligations; and the Company makes no representations or warranties that the royalties charged by the Company or any Company Subsidiary are RAND or FRAND.

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(r) The Company is in material compliance with (i) its posted privacy rules, policies and procedures; and (ii) the applicable Privacy Laws relating to Personal Data collected, used, or held for use by the Company or the Company Subsidiaries.

(s) The Company has commercially reasonable security procedures in place to protect Personal Data it receives from unauthorized access, use, modification, disclosure or other misuse.

(t) To the Knowledge of the Company, there has been no unauthorized access to or loss, theft or misuse of Personal Data held or controlled by the Company or the Company Subsidiaries.

(u) To the Knowledge of the Company, the Company has not been under investigation by any state, federal, or foreign jurisdiction regarding its access, use and disclosure of Personal Data.

(v) The Company has not received any written claim, complaint, inquiry, or notice from any governmental, regulatory, or self-regulatory authority or entity related to the Company’s collection, processing, use, storage, security, and/or disclosure of Personal Data, alleging that any of these activities are in violation of any Privacy Law.

Section 3.16 Employment Matters.

(a) Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other labor-related agreement, arrangement or understanding with a labor or trade union, labor organization or works council, nor is any such contract, agreement or arrangement presently being negotiated, nor, to the Knowledge of the Company, are there any employees of the Company or any of the Company Subsidiaries represented by a labor or trade union, labor organization or works council. There are no organizing activities, representation campaigns, certification proceedings or petitions seeking a representation proceeding pending or, to the Knowledge of the Company, threatened by or with respect to any of the employees of the Company or any of the Company Subsidiaries. There has not since January 1, 2013 been any, and as of the Agreement Date, there is no pending or, to the Knowledge of the Company, threatened, labor strike, material dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of the Company Subsidiaries.

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(b) To the Knowledge of the Company, no Key Employee is in violation of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant: (i) to the Company or its Subsidiaries or (ii) to a former employer relating (A) to the right to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of trade secrets or proprietary information. No Key Employee has given written, or to the Knowledge of the Company, oral notice, of intent to terminate or, to the Knowledge of the Company, intends to terminate his or her employment with the Company or any of the Company Subsidiaries.

Section 3.17 Insurance. The Company and the Company Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance). Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, (i) all material insurance policies of the Company and the Company Subsidiaries are in full force and effect, (ii) since January 1, 2013, no written notice of default or termination has been received by the Company or any of its Subsidiaries in respect thereof, and (iii) all premiums due thereon have been paid to date.

Section 3.18 Material Contracts.

(a) Except for this Agreement, none of the Company or any of the Company Subsidiaries is a party to or bound by (each a “Company Material Contract”):

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than any such “material contract” that has been filed with any Available Company SEC Document;

(ii) any Contract containing any covenant, commitment or other obligation (A) limiting in any material respect the right of the Company or any Company Subsidiary to compete with any Person in any line of business, (B) granting to any third party any exclusive rights with respect to any Company Intellectual Property that is material to the Company and the Company Subsidiaries, taken as a whole, or (C) otherwise prohibiting or limiting in any material respect the right of the Company or any Company Subsidiary to sell, distribute or manufacture any Company Product, except in each case for any such Contract that may be cancelled without penalty by the Company or any Company Subsidiary upon notice of sixty (60) days or less;

(iii) any Contract with a related person (as defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the Company SEC Reports but has not been disclosed;

(iv) any IP Contract;

(v) any Contract (other than an Ordinary Course License, including Contracts with consultants and contractors performing services for the Company or any Company Subsidiary) to provide Source Code owned by the Company or any Company Subsidiary to any third party for any Company Product, including any Contract to put such Source Code in escrow with a third party for the benefit of any third party;

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(vi) any Contract (A) relating to the acquisition, disposition, or sale of properties or assets (by merger, purchase or sale of stock or assets or otherwise) or (B) that is or creates a partnership or joint venture with any other Person or that relates to the formation, operation, management or control of any such partnership or joint venture;

(vii) any Contract (A) relating to Indebtedness, whether incurred, assumed, guaranteed or secured by any asset, with principal amount in excess of $1,000,000 (other than agreements between the Company and any wholly owned subsidiary of the Company or between wholly owned subsidiaries of the Company), (B) that restricts the Company’s ability to incur Indebtedness or guarantee the Indebtedness of others, (C) that grants a Lien (other than a Permitted Lien) or restricts the granting of Liens on any property or asset of the Company or the Company Subsidiaries that is material to the Company and the Company Subsidiaries, (D) that is an interest rate derivative, currency derivative or other hedging contract other than foreign currency cash flow hedges entered into in the ordinary course of business and classified as cash flow hedges for accounting purposes or (E) under which any Person is guaranteeing any liabilities or obligations of the Company or any of the Company Subsidiaries;

(viii) any Contract that contains a right of first refusal, first offer, or first negotiation, or, with respect to any asset that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, a call or put right;

(ix) any Contract under which the Company or any Company Subsidiary has, directly or indirectly, made any loan, capital contribution to, or any other investment in, any Person (other than the Company or any Company Subsidiary, and other than investments in marketable securities or advances to Company Employees in the ordinary course of business consistent with past practices);

(x) any Company Employee Agreement pursuant to which the applicable Company Employee receives or is entitled to receive annual aggregate base compensation of $200,000 or more;

(xi) any Contract that (A) contains any provisions materially restricting the right of the Company or any of the Company Subsidiaries (I) to engage in any line of business, compete or transact in any business or with any Person or in any geographic area, or (II) to acquire any material product or other material asset or service from any other Person; (B) grants exclusive rights to license, market, sell or deliver any Company Product; or (C) contains any “most favored nation” or similar provisions in favor of the other party;

(xii) any Contract pursuant to which the Company or any Company Subsidiary made payments or expects to make payments in excess of $500,000 in the aggregate in fiscal years 2015 or 2016;

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(xiii) any Contract pursuant to which the Company or any Company Subsidiary received payments or expects to receive payments in excess of $1,000,000 in the aggregate in fiscal years 2015 or 2016;

(xiv) any Contract with a Significant Customer or Significant Supplier under which the Company or Company Subsidiaries have made or received payments in excess of $1,000,000 in fiscal year 2015;

(xv) any Real Property Lease or Contract relating to Owned Real Property; and

(xvi) any Contract with any Governmental Body (including any settlement, conciliation or similar Contract), or for the purpose of fulfilling a Contract or order from any Governmental Body as the ultimate customer.

(b) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, (i) each of the Company Material Contracts is a valid and binding obligation of the Company and each Company Subsidiary party thereto, and enforceable against the Company and the Company Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, and is in full force and effect; (ii) the Company or the Company Subsidiaries, on the one hand, and, to the Knowledge of the Company, each other party to each Company Material Contract, on the other hand, have performed all obligations required to be performed by it under such Company Material Contract, and, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) constitute such a violation or breach, (B) give any Person the right to accelerate the maturity or performance of any Company Material Contract, or (C) give any Person the right to cancel, terminate or modify any Company Material Contract, and (iii) as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received written notice, or otherwise has Knowledge, (A) that any other party to any Company Material Contract intends to terminate or request material changes in any Company Material Contract, or (B) of any material dispute related to any Company Material Contract.

(c) Complete, correct and unredacted copies of each Company Material Contract, as amended, supplemented or modified, have been made available to Parent, including as an exhibit to the Company SEC Reports.

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Section 3.19 Properties.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true, complete and correct list of the street address of each parcel of Owned Real Property, as well as a list of any Contracts to acquire any real property. The Company and/or the applicable Company Subsidiary has good, valid and marketable fee title to (and holds a valid and effective policy of title insurance with respect to) all Owned Real Property, free and clear of all Liens (except for Permitted Liens). There are no outstanding agreements, options, rights of first offer or rights of first refusal, leases, licenses, subleases or other occupancy agreements granting to any third party any right to purchase, use, occupy or enjoy any Owned Real Property or any portion thereof or interest therein. To the extent in the possession of the Company, the Company has made available to Parent complete and accurate copies of all title insurance policies, title insurance commitments, title insurance reports, surveys, zoning reports, leases, subleases and licenses for the Owned Real Properties.

(b) Section 3.19(b) of the Company Disclosure Letter sets forth a true, complete and correct list of all leasehold or subleasehold estates or other license or occupancy agreements (whether written or oral), and all amendments or modifications thereto (collectively, the “Real Property Leases”) held by the Company or any Company Subsidiary as of the date of this Agreement (collectively, the “Leased Real Property”). Except as would not reasonably be expected to interfere in any material respects with the current use and operation of the Leased Real Property by the Company and the Company Subsidiaries, each Real Property Lease is in full force and effect, and the Company or a Company Subsidiary holds a valid and existing leasehold interest in all of the Leased Real Property, free and clear of all Liens (except for Permitted Liens). All parties to each Real Property Lease are in material compliance with the terms thereof and there are no material defaults thereunder or events, which with the passage of time or notice, or both, would constitute a default. The Company has made available to Parent complete and accurate copies of each of the Real Property Leases described on Section 3.19(b) of the Company Disclosure Letter.

(c) With respect to each Owned Real Property and each Leased Real Property: (i) neither the Company nor any of the Company Subsidiaries has received written notice of any pending or threatened eminent domain, condemnation, or similar taking proceedings; (ii) neither the Company nor any of the Company Subsidiaries has received any written notice that would reasonably be likely to cause either the Company or any of the Company Subsidiaries to materially curtail its operations at such property, or that would reasonably be expected to materially impair such operations; (iii) to the Knowledge of the Company, each of the Owned Real Property and each of the Leased Real Property is in compliance with all applicable Laws, except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole; and (iv) all utilities presently serving the Owned Real Property and Leased Real Property are presently adequate to service the existing normal operations of the Company and the Company Subsidiaries.

(d) Except as would not reasonably be expected to be material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, each of the Company and the Company Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all personal property used in their respective businesses free and clear of any Liens, except for Permitted Liens. Such personal property, Owned Real Property and Leased Real Property is in good operating condition and repair, ordinary wear and tear and deferred maintenance excepted, and is sufficient for the uses in which such property is presently employed.

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Section 3.20 Significant Suppliers and Customers.

(a) Section 3.20(a) of the Company Disclosure Letter sets forth a true and complete list of each customer (including distributors) who was one of the thirty (30) largest sources of revenue for the Company and the Company Subsidiaries during the fiscal year ended December 31, 2015, based on amounts paid or payable or that would otherwise reasonably be expected to be one of the thirty (30) largest sources of revenues for the Company and the Company Subsidiaries for the fiscal year ending December 31, 2016 (each, a “Significant Customer”). None of the Company nor any of the Company Subsidiaries has any outstanding material dispute with any Significant Customer. As of the date of this Agreement, the Company has not received any written, or to the Company’s Knowledge any oral, notice from any Significant Customer that such Significant Customer shall not continue as a customer of the Company or any of the Company Subsidiaries, as applicable, or that such customer intends to terminate or materially modify existing Contracts with the Company or any of the Company Subsidiaries, as applicable, including by materially changing the terms of or reducing the scale of the business conducted with the Company and the Company Subsidiaries.

(b) Section 3.20(b) of the Company Disclosure Letter sets forth a true and complete list of each supplier or service provider who was one of the ten (10) largest recipients of amounts paid or payable to suppliers for the Company during the fiscal year ended December 31, 2015, based on amounts paid or payable or that would otherwise reasonably be expected to be one of the ten (10) largest suppliers or service providers on an amounts paid or payable by the Company basis for the fiscal year ending December 31, 2016 (each, a “Significant Supplier”). As of the date hereof, none of the Company nor any of the Company Subsidiaries has any outstanding material dispute with any Significant Supplier. As of the date of this Agreement, the Company has not received written notice from any Significant Supplier that such Significant Supplier shall not continue as a supplier of the Company or any of the Company Subsidiaries, as applicable, or that such supplier intends to terminate or materially modify existing Contracts with the Company or any of the Company Subsidiaries, as applicable, including by materially changing the terms of or reducing the scale of the business conducted with the Company and the Company Subsidiaries.

Section 3.21 Inapplicability of Anti-takeover Statutes; No Rights Plan. Assuming the accuracy of the representations and warranties of the Parent Parties in Section 4.11, to the Knowledge of the Company, there is no takeover or anti-takeover statute or similar federal or state Law, including Section 203 of the DGCL, applicable to this Agreement and the Transactions that requires additional action by the Company Board in order for any such anti-takeover statute to be inapplicable to this Agreement and the Transactions. As of the date of this Agreement, none of such actions by the Company Board has been amended, rescinded, or modified. No other “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other anti-takeover statute or regulation would restrict, prohibit or otherwise be applicable with respect to this Agreement and the transactions contemplated herein and therein (including the Mergers). The Company has no stockholder rights plan, “poison-pill” or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

Except as set forth in (i) the reports, schedules, forms, statements and other documents (including exhibits and all information incorporated by reference) filed by Parent with the SEC since December 31, 2013 and prior to the date of this Agreement (but without giving effect to any amendment to any such document filed on or after the date hereof), other than any information that is predictive or forward looking in nature or information contained under the captions “Risk Factors” or “Forward-Looking Statements” or (ii) the Parent Disclosure Letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform the Company of the information required to be disclosed in respect of such other sections) delivered by Parent to the Company on the date hereof (the “Parent Disclosure Letter”), each of the Parent Parties represents and warrants to the Company as follows:

Section 4.1 Valid Existence. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Holdco is a corporation duly organized and validly existing under laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Parent Merger Sub is a corporation duly organized and validly existing under laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Company Merger Sub is a corporation duly organized and validly existing under laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of the Parent Parties is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary.

Section 4.2 Authority; Binding Nature of Agreement. Each of the Parent Parties has the requisite power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by each of the Parent Parties, the performance by each of the Parent Parties of their respective obligations hereunder and the consummation by each of the Parent Parties of the Transactions have been duly authorized by the boards of directors of each of the Parent Parties. No other corporate or other proceedings on the part of the Parent Parties are necessary to authorize the execution and delivery of this Agreement, the performance by the Parent Parties of their respective obligations hereunder and the consummation by the Parent Parties of the Transactions. This Agreement has been duly executed and delivered by each of the Parent Parties and constitutes a valid and binding obligation of each of the Parent Parties, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar Laws affecting the enforcement of creditors rights generally and equitable principles of general applicability.

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Section 4.3 Non-Contravention.

(a) Neither the execution and delivery of this Agreement by the Parent Parties nor the consummation by the Parent Parties of the Transactions will, directly or indirectly (with or without notice or lapse of time): (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or bylaws, or other similar organizational documents of the Parent Parties; or (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (b) below, violate any Judgment or Law applicable to the Parent Parties, in each case, other than any such event which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is necessary to be obtained or made by the Parent Parties in connection with the Parent Parties’ execution, delivery and performance of this Agreement or the consummation by the Parent Parties of the Transactions, except for (i) compliance with the DGCL (including, with respect to the filing of the Certificate of Merger), (ii) compliance with and filings pursuant to the HSR Act and other applicable Antitrust Laws of any jurisdiction, (iii) the filing with the SEC of any documents required to be filed with the SEC by the Parent Parties in pursuant to this Agreement or in connection with the Transactions and (iv) such other consents, approvals, orders, waivers, authorizations, actions, nonactions, registrations, declarations, filings, permits and notices the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4 No Legal Proceedings. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no Legal Proceedings pending or, to the Knowledge of Parent, threatened to which Parent or any Subsidiary of Parent is a party, (ii) there are no Judgments of any Governmental Body outstanding against Parent or any Subsidiary of Parent, and (iii) there are no investigations by any Governmental Body pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary or Parent.

Section 4.5 Activities of Holdco and Merger Subs. Holdco and Merger Subs were formed solely for the purpose of effecting the Merger. Holdco and Merger Subs have not and will not prior to the Effective Times engage in any activities other than those contemplated by this Agreement and have, and will have as of immediately prior to the Effective Times, no liabilities other than those contemplated by this Agreement.

Section 4.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Parent Parties or any of their Subsidiaries expressly for inclusion or incorporation by reference in the Proxy Statement, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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Section 4.7 No Other Company Representations or Warranties. The Parent Parties hereby acknowledge and agree that (a) except for the representations and warranties set forth in Article III, neither the Company nor any Company Subsidiaries, or any of their respective Affiliates or Representatives or any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or the Company Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent or any of their respective Affiliates or Representatives or any other Person and (b) except in the case of fraud, neither the Company nor any Company Subsidiaries, or any of their respective Affiliates or Representatives or any other Person will have or be subject to any liability or indemnification obligation or other obligation of any kind or nature to the Parent Parties or any of their respective Affiliates or Representatives or any other Person, resulting from the delivery, dissemination or any other distribution to the Parent Parties or any of their respective Affiliates or Representatives or any other Person, or the use by the Parent Parties or any of their respective Affiliates or Representatives or any other Person, of any information provided or made available to any of them by the Company or any Company Subsidiaries, or any of their respective Affiliates or Representatives or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Parent or any of its Affiliates or Representatives or any other Person, in “data rooms,” confidential information memoranda or management presentations in anticipation or contemplation of the Mergers or any other Transactions.

Section 4.8 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Parent Parties and their respective Affiliates and Representatives, the Parent Parties and their respective Affiliates and Representatives have received and may continue to receive after the date hereof from the Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. The Parent Parties hereby acknowledge and agree that: (a) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Parent Parties are familiar; (b) the Parent Parties are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans); and (c) except in the case of fraud or except to the extent such information is expressly included in the representations and warranties made by the Company and contained in this Agreement, the Parent Parties hereby waive any claim against the Company or any Company Subsidiaries, or any of their respective Affiliates or Representatives with respect to any information described in this Section 4.8. Accordingly, except in the case of fraud, the Parent Parties hereby acknowledge and agree that none of the Company nor any Company Subsidiaries, or any of their respective Affiliates or Representatives, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans) unless such information is expressly included in the representations and warranties made by the Company and contained in this Agreement.

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Section 4.9 Financing.

(a) The obligations of the Parent Parties hereunder are not subject to a condition regarding the Parent Parties’ obtaining of funds to consummate the Mergers and the Transactions. Parent has delivered to the Company true, correct and complete copies of the executed commitment letter, dated as of the date hereof, from Royal Bank of Canada (together with all exhibits, annexes, schedules and attachments thereto, and including the Redacted Fee Letter, and each as may be amended, modified or replaced in accordance with Section 5.13, the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions thereof, the lenders party thereto have committed to lend the amounts set forth therein to Parent for the purpose of funding the transactions contemplated by this Agreement (the “Debt Financing”).

(b) As of the date hereof, (i) the Debt Commitment Letter is in full force and effect and has not been withdrawn, terminated or rescinded in any respect or otherwise amended, supplemented or modified in any respect, and (ii) to the Knowledge of Parent, no such withdrawal, termination, rescission, amendment, supplement or modification is presently contemplated (except for any amendment or modification to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities and that would not reasonably be expected to delay or prevent the Closing or Parent’s ability to consummate the Debt Financing). As of the date hereof, the Debt Commitment Letter is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, whether considered in a proceeding in equity or at law. As of the date hereof, except for the Debt Commitment Letter, there are no side letters or other agreements, contracts or arrangements relating to the Debt Financing, including any that could affect the availability of the Debt Financing, to which Parent or any of its Subsidiaries is a party other than as expressly set forth or referenced in the Debt Commitment Letter and non-disclosure agreements that do not impact the conditionality for the Debt Financing to occur or amount of the Debt Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would (x) constitute a default or breach on the part of Parent or, to the Knowledge of Parent, any of the other parties thereto, under the Debt Commitment Letter, (y) result in a failure of any condition of the Debt Commitment Letter by Parent, or (z) to the Knowledge of Parent, result in any portion of the Debt Financing contemplated thereby to be unavailable. Parent has fully paid any and all commitment fees or other fees or deposits required by the Debt Commitment Letter to be paid on or before the date hereof. Assuming the Debt Financing is funded in accordance with the Debt Commitment Letter and satisfaction of the conditions to Parent’s obligation to consummate the Mergers, the aggregate net proceeds of the Debt Financing together with available cash of Parent will be sufficient for the satisfaction of all of Parent’s obligations under this Agreement, including the payment of the aggregate Company Merger Consideration and all amounts to be paid pursuant to Section 2.2, the payment of all associated costs and expenses of the Mergers (including any repayment or refinancing of Indebtedness of the Company required in connection therewith). As of the date hereof, there are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Debt Financing, other than as expressly set forth in the Debt Commitment Letter.

(c) Parent is not a party to any Contract which directly or indirectly limits or restricts the ability of any Person to provide debt financing for other potential purchasers of the Company.

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Section 4.10 Solvency. Parent is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company and/or the Company Subsidiaries. Immediately after the Closing and after giving effect to the Transactions and the Debt Financing, excluding the effect of any inaccuracy of the Company’s representations and warranties contained in Article III, Holdco and its Subsidiaries, taken as a whole, will be Solvent. For the purposes of this Agreement, the term “Solvent” shall mean that, as of any date of determination and with respect to any Person: (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, and does not intend to incur, debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed under this Section 4.10 as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

Section 4.11 Ownership of Company Common Stock. None of the Parent Parties or any of their respective controlled Affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) or owns (as such term is used in Section 203 of the DGCL) any Company Common Stock or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivatives, securities or otherwise) in the Company.

Section 4.12 No Vote Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement, the Mergers or any of the Transactions. The votes or consents of Holdco (that will be obtained prior to the Closing) as the sole stockholder of (i) Company Merger Sub and (ii) Parent Merger Sub are the only votes or consents of the holders of any class or series of capital stock of the Merger Subs necessary to approve this Agreement, the Mergers or any of the Transactions.

ARTICLE V

COVENANTS

Section 5.1 Access and Investigation. Subject to the Confidentiality Agreement, during the period commencing on the Agreement Date and ending on the earlier of (a) the Effective Times, and (b) the termination of this Agreement pursuant to Section 7.1 (such period being referred to herein as the “Interim Period”), the Company shall, and shall cause its Representatives to: (i) provide the Parent Parties with reasonable access in a manner not unreasonably disruptive to the operation of the businesses of the Company and the Company Subsidiaries, during normal business hours to the Company’s and each Company Subsidiary’s Representatives, books, records, Tax Returns, operating and financial reports, work papers, assets, Contracts and other documents and information relating to the Company and the Company Subsidiaries; and (ii) provide the Parent Parties and their Representatives with such copies of the books, records, Tax Returns, work papers, Contracts and other documents and information relating to the Company and the Company Subsidiaries, and with such additional financial, operating and other data and information regarding the Company and the Company Subsidiaries, as Parent may reasonably request. Information obtained by the Parent Parties pursuant to this Section 5.1 will constitute “Confidential Information” (subject to any exception contained in such definition) under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement. Nothing in this Section 5.1 shall require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would reasonably be expected to: (A) violate any of its or its Affiliates’ respective Contract obligations with respect to confidentiality; (B) result in a violation of applicable Law; or (C) result in loss of legal protection, including the attorney-client privilege and work product doctrine. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and shall use all reasonable efforts to communicate the applicable information in a way that would not violate the applicable Law, Contract or risk of waiver of such privilege.

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Section 5.2 Operation of the Company’s Business.

(a) Except as expressly contemplated, required or permitted by this Agreement, as required by applicable Law, as set forth in Section 5.2(a) or Section 5.2(b) of the Company Disclosure Letter, or as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall and shall cause the Company Subsidiaries to: ensure that it conducts their businesses in the ordinary course of business in all material respects consistent with past practice and in material compliance with all applicable Laws; use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees, and maintain their relationships and goodwill with customers, suppliers, landlords, and other Persons having material business relationships with them; and keep in full force and effect all appropriate insurance policies covering all material assets of the Company.

(b) Except as expressly contemplated, required or permitted by this Agreement, as required by applicable Law, as set forth in Section 5.2(b) of the Company Disclosure Letter, or as consented to in writing by Parent, during the Interim Period, the Company shall not and shall cause the Company Subsidiaries not to:

(i) (A) declare, accrue, set aside or pay any dividend, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or any other Company or Company Subsidiary securities (other than dividends or distributions paid in cash from a direct or indirect wholly owned Company Subsidiary to the Company or another direct or indirect wholly owned Company Subsidiary); (B) adjust, split, combine, subdivide or reclassify any capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock or other securities or otherwise amend the terms of any Company or Company Subsidiary securities; or (C) repurchase, acquire, redeem or otherwise reacquire or offer to repurchase, acquire, redeem or otherwise reacquire any shares of capital stock or other securities of the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (1) pursuant to the Company’s right to acquire restricted shares of Company Common Stock held by a Company Employee upon termination of such Company Employee’s employment, (2) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Equity Awards outstanding on the Agreement Date, and (3) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options outstanding on the Agreement Date in order to pay the exercise price thereof;

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(ii) sell, issue, grant, deliver, pledge or otherwise encumber or subject to any Lien or authorize the sale, issuance, grant, delivery, pledge, encumbrance or subjection to any Lien of: (A) any capital stock or other equity security of the Company or any Company Subsidiary; (B) any Company Equity Award, option, call, warrant or right to acquire any capital stock or other equity security of the Company or any Company Subsidiary; (C) any instrument convertible into or exchangeable or exercisable for any capital stock or other equity interest in, the Company or any Company Subsidiary, (D) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of capital stock of the Company or any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary or (E) any Company Preferred Stock; except that the Company may issue shares of Company Common Stock pursuant to the exercise or settlement of Company Equity Awards under the Company Stock Plans, in each case, outstanding on the Agreement Date;

(iii) amend or otherwise modify any of the terms of any outstanding Company Equity Awards;

(iv) amend or permit the adoption of any amendment to the Company Charter Documents or organizational documents of any Company Subsidiary;

(v) (A) directly or indirectly acquire or agree to acquire in any transaction or series of transactions any Equity Interest in or business of any other Person, (B) adopt a plan of complete or partial liquidation or dissolution or (C) effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(vi) incur any capital expenditures or any obligations or liabilities in respect thereof in excess of $1,500,000 in the aggregate;

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(vii) enter into any Contract that (i) would reasonably be expected to impose any material restriction on the right or ability of the Company or any Company Subsidiary (A) to engage in any line of business, compete with any other Person or transact in any business with any Person in any geographic area; (B) to acquire any material amount of products, other assets or services from any other Person; (C) to perform services for or sell Company Products to any other Person; (D) to transact business with any other Person; or (E) to operate at any location in the world, (ii) grants exclusive rights to license, market, sell or deliver any Company Products; or (iii) contains any “most favored nation” or similar provisions in favor of the other party, or which would have any such effect on Holdco or any of its Affiliates after the consummation of the Mergers;

(viii) (A) amend or terminate (other than expiration in accordance with its terms) or waive any material right, or any remedy or default under, any Company Material Contact, or (B) enter into or amend any Contract that would be a Company Material Contract if it had been entered into prior to the date of this Agreement;

(ix) subject to Section 5.4 hereof, (A) enter into or amend any Contract if such Contract or amendment of a Contract would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions or (B) solicit or enter into any transaction or Contract requiring (including because conditioned upon), or reasonably expected to cause, the Company to abandon, terminate, materially delay or not consummate the Transactions, or requiring, or reasonably expected to cause, the Company to fail to comply in any material respect with this Agreement;

(x) (A) terminate, fail to renew, abandon, cancel, fail to maintain, let lapse, sell, assign or transfer any material Company Registered Intellectual Property other than such termination, failure to renew, abandonment, cancellation, failure to maintain or allowing to lapse that is within the reasonable business judgment of the Company consistent with past practices, (B) grant any rights in any material Company Registered Intellectual Property or (C) enter into any material Contract with respect to, sell, assign, transfer, or grant any rights (including a license, release, covenant not to sue or immunity, as may be applicable), or any option to any of the foregoing under, or with respect to, or otherwise dispose of any Company Intellectual Property, other than, in the case of clauses (B) and (C) above, non-exclusive licenses to customers, suppliers, distributors, OEMs, resellers, VARs, or service providers granted in the ordinary course of business consistent with past practice and other than any Ordinary Course License, excluding in each case any Contract that grants (or purports to grant) any right, license, immunity or covenant not to assert to any third party under or with respect to any Patent owned or controlled by Parent or any Affiliate of Parent;

(xi) initiate, compromise or settle any litigation or arbitration proceeding, or any actual or threatened litigation;

(xii) sell or otherwise dispose of, lease, license, pledge, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any personal or real property (including any Owned Real Property or Leased Real Property) or assets (or any interests therein) that have a fair market value in excess of $100,000 individually or $300,000 in the aggregate, except with respect to inventory or obsolete or worthless equipment in the ordinary course of business consistent with past practice;

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(xiii) make any pledge of any of its material assets or permit any of its material assets, or any of its cash equivalents or short term investments, to become subject to any Liens (other than Permitted Liens) other than in connection with the Existing Credit Agreement;

(xiv) lend money to any Person (other than advances to Company Employees in the ordinary course of business consistent with past practices) or redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness;

(xv) except as required by any Company Plans existing on the date of this Agreement, (A) establish, adopt, enter into any new, amend, terminate, or take any action to accelerate rights under, any Company Employee Benefit Plan or Company Employee Agreement, or any plan, program, policy, practice, agreement or other arrangement that would be a Company Employee Benefit Plan or Company Employee Agreement if it had been in effect on the date hereof; (B) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment; (C) increase, or commit to increase, the amount of the wages, salary, bonuses, commissions, fringe benefits, severance or other compensation (including equity or equity-based compensation, whether payable in stock, cash or other property), benefits or remuneration payable to any Company Employee; (D) take any action to accelerate any payment or benefit, the vesting of any equity or equity-based award or the funding of any payment or benefit, payable or to become payable to any Company Employee; (E) enter into any employment, severance, change in control, retention, individual consulting or similar agreement with any employee, officer, director or other individual service provider of the Company or any Company Subsidiary (other than offer letters that provide for at-will employment without any severance or change in control benefits for newly hired employees who are hired in the ordinary course of business and whose annual base compensation does not exceed $200,000 individually) or (F) communicate with Company Employees regarding the compensation, benefits or other treatment they will receive following the Effective Times, unless such communications are consistent with the terms provided herein;

(xvi) modify, extend, or enter into any collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization or works council, or recognize or certify any labor union, labor organization, works council, or group of employees of the Company or any of the Company Subsidiaries as the bargaining representative for any employees of the Company or any of the Company Subsidiaries;

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(xvii) hire, engage, promote or terminate (other than for cause) any employee or other individual service provider who is or would be entitled to receive annual base compensation of $200,000 or more;

(xviii) other than as required by changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect or write down any of its material assets (including any Company Intellectual Property);

(xix) make, change or revoke any material Tax election, settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, change any annual Tax accounting period, adopt or change any material accounting method for Taxes, file any material amended Tax Return, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement (other than any customary Tax gross-up and indemnification provisions in credit agreements, leases, supply agreements and similar agreements entered into in the ordinary course of business), pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any material Tax, surrender or forfeit any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xx) convene any special meeting of the Company’s stockholders other than the Company Stockholder Meeting;

(xxi) establish any new business segment outside of its existing segments;

(xxii) become party to or approve or adopt any stockholder rights plan or “poison pill” agreement;

(xxiii) subject to Section 5.4 hereof, take any actions or omit to take any actions that would or would be reasonably likely to result in any of the conditions set forth in Article VI not being satisfied or impairing the ability of the Parent Parties or the Company to consummate the Transactions in accordance with the terms of this Agreement or delay such consummation; or

(xxiv) authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.

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Section 5.3 Preparation of the Proxy Statement; Company Stockholder Meeting.

(a) As promptly as reasonably practicable but in no event later than twenty (20) Business Days after the execution of this Agreement, the Company shall prepare and file with the SEC the preliminary Proxy Statement. If the Company has not made a Change in Company Board Recommendation, the Company shall include the Company Board Recommendation in the Proxy Statement. The Company and the Parent Parties shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent with a reasonable opportunity to review and comment thereon. If at any time prior to the Company Effective Time any information relating to the Company or any of the Parent Parties, or any of their respective Affiliates, directors or officers, should be discovered by Holdco, the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company. The Company agrees to provide Parent and its counsel reasonable opportunity to review and comment on the Proxy Statement prior to the filing thereof with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel. The Company further agrees to take all steps necessary to cause the Proxy Statement, to be filed with the SEC and disseminated to the Company’s stockholders, in each case as and to the extent required by applicable Law. Upon receipt of any written or oral comments or requests for amendments or supplements by the Company or its counsel from the SEC or its staff with respect to the Proxy Statement, the Company agrees to (i) promptly provide Parent and its counsel with a copy of any such written comments or requests for amendments or supplements (or a description of any such oral comments); (ii) provide Parent and its counsel a reasonable opportunity to comment on any proposed response thereto, and to give reasonable and good faith consideration to any such comments made by Parent and its counsel prior to responding to any such comments or requests; and (iii) provide Parent with copies of any written comments or responses submitted by the Company in response thereto.

(b) The Company shall, as soon as reasonably practicable following the mailing of the Proxy Statement to stockholders of the Company, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of seeking the Company Stockholder Approval. If the Company Board has not then made a Change in Company Board Recommendation, the Company shall, through the Company Board, (i) make the Company Board Recommendation, (ii) include such Company Board Recommendation in the Proxy Statement, and (iii) use its reasonable best efforts to (A) solicit from its stockholders proxies in favor of the adoption of this Agreement and the Transactions, including the Mergers, and (B) take all other action necessary or advisable to secure the Company Stockholder Approval. Notwithstanding the foregoing, (x) if on the date the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, the Company shall have the right to make one or more postponements or adjournments of the Company Stockholder Meeting; provided that Company Stockholder Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the Company Stockholder Meeting was, at the time of such postponement or adjournment, scheduled to be held or reconvened, as applicable. Unless this Agreement is terminated in accordance with its terms, the obligations of the parties under this Section 5.3 shall continue in full force and effect and this Agreement shall be submitted to the stockholders of the Company at the Company Stockholder Meeting for the purpose of voting on adopting this Agreement.

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Section 5.4 No Solicitation by the Company; Other Offers.

(a) From and after the date of this Agreement, until the earlier of the receipt of the Company Stockholder Approval and the date on which this Agreement is terminated pursuant to Section 7.1, the Company shall not, and shall cause the Company Subsidiaries not to, and it shall not authorize or permit its and their respective Representatives to, directly or indirectly through another Person, solicit, initiate or knowingly take any action to facilitate or encourage any Acquisition Proposal or proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, or, subject to Section 5.4(b), (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of the Company Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of the Company Subsidiaries to or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Acquisition Proposal, (ii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries (other than provisions in such obligations customarily referred to as “don’t ask” provisions) or (B) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of Delaware Law, (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations under this Agreement, or (iv) resolve, propose or agree to do any of the foregoing. Without limiting the foregoing, it is understood that any act or omission by any Company Subsidiary or Representatives of the Company or any of the Company Subsidiaries that would have constituted a breach of this Section 5.4 if committed or omitted by the Company shall be deemed to be a breach of this Section 5.4(a) by the Company. The Company shall, and shall cause the Company Subsidiaries and its and their respective Representatives to immediately cease and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, with any third party conducted with respect to any Acquisition Proposal and shall request and, if necessary, enforce any rights to require any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of the Company Subsidiaries that was furnished by or on behalf of the Company and the Company Subsidiaries to return or destroy (and confirm destruction of) all such information.

(b) Notwithstanding anything in this Section 5.4 to the contrary, at any time prior to the Effective Times, in response to an unsolicited bona fide written Acquisition Proposal made after the date of this Agreement, and not resulting from a breach of Section 5.4(a), that the Company Board determines in good faith (after consultation with its financial advisor and outside counsel) constitutes or would reasonably be expected to result in a Superior Proposal, the Company may, upon a good faith determination by the Company Board (after consultation with its outside counsel) that failure to take such action would reasonably be expected to constitute a breach of the Company Board’s fiduciary duties under applicable Law: (A) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Acquisition Proposal (and such Person’s Representatives and financing sources); provided, however, that the Company and such Person enter into a customary confidentiality agreement containing provisions (but that need not contain “standstill” or similar restrictions) and such other terms no less favorable to the Company than those contained in the Confidentiality Agreement and containing additional provisions that expressly permit the Company to comply with the terms of this Section 5.4; provided, further, that any material non-public information concerning the Company or any Company Subsidiary provided or made available to the Person making such Acquisition Proposal shall, to the extent not previously provided to Parent, be provided or made available to Parent as promptly as reasonably practicable after it is provided to such Person making such Acquisition Proposal; and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal.

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(c) The Company shall promptly advise Parent in writing, in no event later than twenty-four (24) hours after receipt of any Acquisition Proposal and shall indicate the identity of the Person making such Acquisition Proposal, the terms and conditions of any proposal or offer, the nature of any inquiries or contacts, and all written materials relating to such Acquisition Proposal and thereafter shall keep Parent informed of all developments affecting the status and the terms of any such Acquisition Proposal.

(d) Neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify the Company Board Recommendation, (ii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any tender offer or exchange offer for Company Common Stock within ten (10) Business Days after the commencement of such offer, (iv) take any action to exempt or make any Person (other than the Parent Parties) not subject to the provisions of Section 203 of the DGCL or any other potentially applicable anti-takeover or similar statute or regulation or (v) resolve or agree to take any of the foregoing actions (each such foregoing action or failure to act in clauses (i) through (v) being referred to as a “Change in Company Board Recommendation”). Notwithstanding the foregoing, the determination (but not the adoption, approval, recommendation or endorsement) by the Company Board that an Acquisition Proposal is or would be reasonably likely to lead to a Superior Proposal shall not be deemed a “Change in Company Board Recommendation,” and the Company Board may, at any time prior to the Effective Times, take any of the actions set forth in Section 5.4(d)(i) and Section 5.4(d)(ii) below (provided, however, that prior to taking any such action, the Company complies with Section 5.4(e) of this Agreement):

(i) if there is an Intervening Event, effect a Change in Company Board Recommendation if the Company Board concludes in good faith, after consultation with outside counsel, that the failure to take such action would reasonably be expected to constitute a breach of the Company Board’s fiduciary duties under applicable Law; and

(ii) effect a Change in Company Board Recommendation in response to an Acquisition Proposal if (A) the Company Board concludes in good faith, after consultation with outside counsel, that the failure to take such action would reasonably be expected to constitute a breach of the Company Board’s fiduciary duties under applicable Law and (B) the Company Board concludes in good faith, after consultation with the Company’s financial advisor and outside counsel, that the Acquisition Proposal constitutes a Superior Proposal.

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(e) Notwithstanding anything to the contrary set forth in Section 5.4(d), the Company shall not be entitled to make a Change in Company Board Recommendation pursuant to Section 5.4(d)(i) or Section 5.4(d)(ii) unless: (A) the Company shall have first provided prompt prior written notice, and in any event at least four (4) Business Days prior to making a Change in Company Board Recommendation (the “Notice Period”) to Parent of its intention to make a Change in Company Board Recommendation (a “Recommendation Change Notice”), which notice shall, if the basis for the proposed action by the Company Board is not related to a Superior Proposal, contain a description of the Intervening Event giving rise to such proposed action or, if the basis for the proposed action by the Company Board is a Superior Proposal, contain a description of the material terms and conditions of such Superior Proposal, including the most current version of the agreement with respect to such Superior Proposal (which description and summary shall be updated on a prompt basis) in the form to be entered into and the identity of the third party making the Superior Proposal (a “Superior Proposal Notice”) (it being understood and agreed that the delivery of such notice shall not, in and of itself, be deemed to be a Change in Company Board Recommendation); (B) the Company shall, and shall cause its financial advisor and legal counsel to, during the Notice Period, negotiate with Parent in good faith to make such amendments to the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such amendments (it being understood and agreed (x) that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision and (y) that there may be multiple extensions of the Notice Period); and (C) Parent does not make, within the Notice Period, a proposal that is determined by the Company Board (after consultation with the Company’s financial advisor and outside counsel), to cause the Intervening Event to no longer form the basis for the Company Board to effect a Change in Company Board Recommendation or cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal, as the case may be.

(f) Nothing contained in this Section 5.4 or elsewhere in this Agreement shall prohibit the Company from complying with Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure (other than any “stop, look and listen” letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change in Company Board Recommendation unless the Company Board expressly publicly reaffirms the Company Board Recommendation (i) in such communication or (ii) within two (2) Business Days after requested to do so by Parent.

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Section 5.5 Reasonable Best Efforts.

(a) Each party hereto shall use its reasonable best efforts to make or cause to be made, in cooperation with the other parties hereto and to the extent applicable: (i) within ten (10) Business Days after the Agreement Date an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Mergers; and (ii) as promptly as practicable after the Agreement Date all other necessary filings, forms, declarations, notifications, registrations and notices with other Governmental Bodies under other applicable Antitrust Laws relating to the Mergers. Each party shall use its reasonable best efforts to: (A) respond at the earliest practicable date to any requests for additional information made by the U.S. Department of Justice, the Federal Trade Commission, or any other Governmental Body relating to the Mergers; (B) act in good faith and reasonably cooperate with the other parties in connection with any investigation by any Governmental Body under any Antitrust Law relating to the Mergers; (C) furnish to each other all information required for any filing, form, declaration, notification, registration and notice under any Antitrust Law relating to the Mergers, subject to advice of such party’s counsel; and (D) request early termination of the waiting period under the HSR Act and take all other actions reasonably necessary consistent with this Section 5.5 to cause, as soon as reasonably possible (and in any event, not later than the Outside Date), the expiration or termination of the applicable waiting periods under the HSR Act or any other Antitrust Law relating to the Mergers and the occurrence of the Effective Times. In connection with the foregoing, each party hereto shall use its reasonable best efforts: (w) to give the other party reasonable prior notice of any communication with, and any proposed understanding or agreement with, any Governmental Body regarding any investigations, proceedings, filings, forms, declarations, notifications, registrations or notices, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication, understanding or agreement with any Governmental Body, in each case under any Antitrust Law relating to the Mergers, subject to an appropriate confidentiality agreement and the advice of such party’s antitrust counsel; (x) to give the other parties advance notice of, and permit the other party to participate in, any substantive meeting or conversation with any Governmental Body in respect of any filings or inquiry under any Antitrust Law relating to the Mergers; (y) if attending a meeting, conference, or conversation with a Governmental Body under any Antitrust Law relating to the Mergers, from which another party is prohibited by applicable Law or by the applicable Governmental Body from participating in or attending, to keep the other party reasonably apprised with respect thereto; and (z) to consult and cooperate with the other parties in connection with any information or proposals submitted in connection with any proceeding, inquiry, or other proceeding under any Antitrust Law relating to the Mergers. Notwithstanding the cooperation of the parties required by this Section 5.5(a), in the event that the parties do not agree with respect to any matter in connection with the required clearances and approvals from Governmental Bodies, the Parent Parties, after considering in good faith the views of the Company, shall have ultimate authority to decide such matters. Without limiting the foregoing, the Company and Parent shall each use its reasonable best efforts: (1) to avoid the entry of any Restraint; and (2) to eliminate every impediment under any Antitrust Law that may be asserted by any Governmental Body so as to enable the Effective Times to occur as soon as reasonably possible (and in any event, not later than the Outside Date). For purposes of this Section 5.5(a), “reasonable best efforts” shall include (I) contesting and resisting any Legal Proceeding, and to avoid the entry of and, if necessary, have vacated, lifted, reversed or overturned any Restraint that restricts, prevents or prohibits the consummation of the Mergers or any other transactions contemplated by this Agreement under any Antitrust Law; and (II) the obligation by the Parent Parties and any of their Subsidiaries to offer and consent to, and thereafter to implement, any of the following measures if doing so would enable the parties to avoid, resolve, or lift a Restraint or Legal Proceeding under this Section 5.5(a): (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Corporations, Parent, Holdco or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Corporations, Parent, Holdco or any of their respective Subsidiaries in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporations, Parent, Holdco or any of their respective Subsidiaries; provided that, notwithstanding anything to the contrary in this Agreement, none of the Parent Parties shall be required to take, or cause to be taken, any action that, individually or in the aggregate, would reasonably be expected to have an adverse effect on any of Parent, Holdco, the Company, the Surviving Corporations or any of their respective Subsidiaries in an amount that would be material to the Company or to Parent; provided, further, that, if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company in the event the Closing occurs.

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(b) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parent Parties and Company shall use its and their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from all Governmental Bodies and make all necessary registrations, declarations and filings with all Governmental Bodies, that are necessary to consummate the Mergers; provided, however, that (i) all obligations of the Company and the Parent Parties relating to the Debt Financing shall be governed exclusively by Section 5.13, and not this Section 5.5 and (ii) all obligations of the Company and the Parent Parties relating to the HSR Act and other Antitrust Laws shall be governed exclusively by Section 5.5(a) and not this Section 5.5(b).

Section 5.6 Public Announcements. The initial press release with respect to the execution and delivery of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Except as permitted in accordance with Section 5.4, the Company shall thereafter consult with Parent before issuing, and give Parent the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and consider in good faith the views of Parent, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with or rules of any securities exchange or trading market on which securities of the Company are listed, in which case the Company shall allow Parent reasonable time to comment on such release or announcement in advance of such issuance.

Section 5.7 Director and Officer Liability.

(a) From and after the Closing Date, Holdco shall and shall cause the Company, the Company Surviving Corporation or any of their respective applicable Subsidiaries, to the extent permitted by applicable Law, to: (i) indemnify, defend and hold harmless, against any costs or expenses (including attorney’s fees and expenses and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors and officers of the Company and the Company Subsidiaries (in all of their capacities) (each, an “Indemnified Party”) to the same extent such persons are indemnified or have the right to advancement of expenses as of the Agreement Date by the Company or any of the Company Subsidiaries pursuant to the Company Charter Documents, other charter and organizational documents of the Company Subsidiaries and the indemnification agreements in existence on the date hereof with any Indemnified Party; and (ii) cause to be maintained in effect in the Company’s or the Company Surviving Corporation’s (or any successor’s), as the case may be, charter and bylaws for a period of six (6) years after the Closing, the current provisions regarding limitation of liability and advancement of expenses of Indemnified Parties contained in the Company Charter Documents.

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(b) If the Company or the Company Surviving Corporation, as the case may be, or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporations or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case to the extent necessary, proper provisions shall be made so that the successors and assigns of the Company or the Company Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.7.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Company Surviving Corporation shall (and Parent shall cause the Company Surviving Corporation to) maintain in effect directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Times, covering each person covered by the Company’s currently in force directors’ and officers’ liability insurance (“Current Company D&O Insurance”), on terms with respect to the coverage and amounts that are no less favorable than those of the Current Company D&O Insurance; provided, however, that in satisfying its obligations under this Section 5.7(c), Parent and the Company Surviving Corporation shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement (such three hundred percent (300%) amount, the “Maximum Annual Premium”); provided, further, that, if the annual premiums of such insurance coverage exceed such amount, Parent and the Company Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for the Maximum Annual Premium; provided, further, that the Parent Parties’ obligations in this Section 5.7(c) shall be deemed satisfied by the Company purchasing a “tail” or “runoff” policy. Prior to the Effective Times, notwithstanding anything to the contrary set forth in this Agreement, the Company may, at or prior to the Closing, purchase a six (6) year “tail” or “runoff” prepaid policy on terms and conditions no less advantageous to the Indemnified Parties, than the existing directors’ and officers’ liability (and fiduciary) insurance maintained by the Company, covering, without limitation, the Transactions and Holdco shall cause the Surviving Corporation to maintain such “tail” or “runoff” prepaid policy in full force and effect for six (6) years after the Closing; provided, however, that the premium with respect to such “tail” or “runoff” policy shall not exceed 300% of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement (the “Current Premium”) in respect of its officers’ and directors’ liability insurance policy, which amount is set forth in Section 5.7(c) of the Company Disclosure Letter.

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(d) The Company Surviving Corporation shall and shall cause its Subsidiaries to assume, honor and fulfill all obligations of the Company or any of the Company Subsidiaries pursuant to any written indemnification agreements with the Indemnified Parties listed on Section 5.7(d) on the Company Disclosure Letter.

Section 5.8 Notification of Certain Events. Each of the Company and Parent shall, as promptly as reasonably practicable, notify the other:

(a) upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate, or of any failure of such Person to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that any condition to the Mergers would fail to be satisfied; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of such party set forth herein or the conditions to the obligations of the other party to consummate the Mergers, or the remedies available to the parties hereto, and provided, further, that failure to give any such notice shall not be treated as a breach of covenant for the purposes of Section 6.2(b), Section 6.3(b), Section 7.1(f) or Section 7.1(g) of this Agreement, as applicable.

(b) to the extent the Company has Knowledge of such notice or communication or that Parent has Knowledge of such notice or communication, as the case may be, of any written communication from any Person alleging that the consent of such Person is or may be required in connection with the Mergers;

(c) of any material written communication from any Governmental Body related to the Mergers; and

(d) of any proceedings commenced and served upon it or any Company Subsidiaries, or to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiaries, that, if pending on the Agreement Date, would have been required to have been disclosed pursuant to any Section of this Agreement.

Section 5.9 Stockholder Litigation. Prior to the earlier of the Effective Times or the date of termination of this Agreement pursuant to Section 7.1 and subject to applicable Law: (a) the Company shall promptly advise Parent in writing of any stockholder litigation against the Company or its directors relating to this Agreement or the Mergers and shall keep Parent fully informed regarding any such stockholder litigation; (b) the Company shall give Parent reasonable opportunity, at Parent’s sole cost and expense, to participate, subject to a customary joint defense agreement, in the defense of any action, claim, suit or proceeding against the Company or its directors or officers relating to the Mergers or the other transactions contemplated hereby, and no such settlement will be agreed to or offered without the prior written consent of Parent. Each of the Company and Parent shall, and shall cause their respective Subsidiaries to, cooperate in the defense or negotiation or settlement of any litigation contemplated by this Section 5.9. The parties acknowledge that this Section 5.9 in no way limits the parties’ obligations under Section 5.5(a).

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Section 5.10 [Intentionally Omitted].

Section 5.11 Employee Matters.

(a) For purposes of this Section 5.11, (i) the term “Covered Employees” shall mean employees who are actively employed by the Company or any Company Subsidiary immediately after the Effective Times; and (ii) the term “Continuation Period” shall mean the period beginning at the Effective Times and ending on the first anniversary of the Effective Times.

(b) During the Continuation Period, Holdco shall, or shall cause a Subsidiary of Holdco to, provide to the Covered Employees for so long as such Covered Employees remain employees of Holdco or any of its Subsidiaries during the Continuation Period, compensation (such term to include salary, annual cash bonus opportunities, commissions and severance) and benefits that are in the aggregate, no less favorable than the compensation (excluding any equity or equity-based compensation, retention, change of control, transaction or similar bonuses, and nonqualified deferred compensation) and benefits (excluding, any defined benefit pension plan or retiree medical benefits) being provided to Covered Employees immediately prior to the Effective Times.

(c) In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of Holdco or any of its Subsidiaries (“Holdco Employee Benefit Plan”) following the Effective Times, Holdco shall, or shall cause a Subsidiary of Holdco to, for Covered Employees who become eligible during the calendar year including the Effective Times, use commercially reasonable efforts to: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Holdco Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the Company Employee Benefit Plan the Covered Employee participated in immediately prior to coverage under the Holdco Employee Benefit Plan; and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Holdco Employee Benefit Plan during the plan year in which the Effective Times occur, to the same extent such credit was given under the employee benefit plan Covered Employee participated in immediately prior to coverage under the Holdco Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Holdco Employee Benefit Plan for the plan year in which the Effective Times occur.

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(d) As of the Effective Times, Holdco shall recognize, or shall cause a Subsidiary of Holdco to recognize, all service of each Covered Employee prior to the Effective Times, to the Company (or any predecessor entities of the Company or any of the Company Subsidiaries) for vesting and eligibility purposes (but not for benefit accrual purposes under any defined benefit pension plan) and for purposes of determining future vacation accruals and severance amounts to the same extent as such Covered Employee received, immediately before the Effective Times, credit for such service under any similar Company Plan in which such Covered Employee participated immediately prior to the Effective Times; provided that service of each Covered Employee prior to the Effective Times shall not be recognized for the purpose of any entitlement to participate in, or receive benefits with respect to, any (i) non-elective employer contributions under any plan of Holdco under Section 401(k) of the Code; or (ii) Holdco retiree medical program in which any Covered Employee participates after the Effective Times. In no event shall anything contained in this Section 5.11 result in any duplication of benefits for the same period of service.

(e) This Section 5.11 shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Section 5.11, express or implied, (i) shall be construed to limit the right of Holdco, Parent, the Company, or any of their respective Subsidiaries to amend, modify or terminate any Company Plan or other employee benefit plan, program, policy, practice, agreement or arrangement at any time assumed, established, sponsored, or maintained by any of them, (ii) shall be construed to require Holdco, Parent, the Company, or any of their respective Subsidiaries to retain the employment of any particular Person for any fixed period of time following the Effective Times, (iii) shall be construed to establish, amend, or modify any benefit plan, program, policy, practice, agreement or arrangement or (iv) is intended to confer upon any Person (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of this Agreement or any remedy of any nature whatsoever hereunder.

Section 5.12 Confidentiality. The parties hereto acknowledge that Parent and the Company have previously executed a mutual confidentiality agreement, dated as of January 12, 2016 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

Section 5.13 Debt Financing.

(a) Subject to Parent’s and Holdco’s right to obtain alternative financing pursuant to Section 5.13(d), each of Parent and Holdco shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, consummate and obtain the proceeds of the Debt Financing on the terms and conditions (including any “market flex” provisions) described in the Debt Commitment Letter (or terms more favorable to Parent), including using their respective reasonable best efforts to: (i) enforce their respective rights under the Debt Commitment Letter in the event of a breach thereof by the Financing Sources thereunder, (ii) enter into definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letter (including any “market flex” provisions), (iii) satisfy, or cause their Representatives to satisfy, on a timely basis all conditions (or terms more favorable to Holdco) applicable to, and within the control of, Parent or Holdco or their respective Representatives in such definitive agreements, and (iv) upon the satisfaction of the Parent’s obligation to consummate the Parent Merger, consummate the Debt Financing at the Closing (with respect to amounts required to consummate the Mergers).

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(b) Other than pursuant to “market flex” provisions contained in the Debt Commitment Letter, neither Holdco nor Parent shall agree to any amendments or modifications to, or grant any waivers of, any condition or other provision or remedy under the Debt Commitment Letter or Financing Agreements without the prior written consent of the Company, to the extent such amendments, modifications or waivers would (i) reduce the aggregate amount of aggregate cash proceeds available from the Debt Financing (unless the Debt Financing or cash on hand of Holdco or Parent is increased by a corresponding amount) to fund the amounts required to be paid by Parent or Holdco under this Agreement (as compared to the amount of such aggregate proceeds contemplated under the Debt Commitment Letter as in effect on the date hereof), or (ii) impose new or additional conditions precedent or otherwise expand, amend or modify any of the conditions precedent in a manner adverse to Parent, Holdco or the Company, including any expansion, amendment or modification that would be reasonably likely to (A) prevent or delay or impair the ability of Parent and Holdco to obtain the funding in full of the Debt Financing or (B) adversely impact the ability of Parent to enforce its rights or remedies against the other parties to the Debt Commitment Letter or Financing Agreements (provided that Parent may amend the Debt Commitment Letter to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities so long as such action would not reasonably be expected to delay or prevent the Closing or Parent’s ability to consummate the Debt Financing). Neither Parent nor Holdco shall release or consent to the termination of the obligations of the lenders and other Persons under the Debt Commitment Letter or Financing Agreements (provided that Holdco may amend the Debt Commitment Letter to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities so long as such action would not reasonably be expected to delay or prevent the Closing or Parent’s ability to consummate the Debt Financing).

(c) [Reserved].

(d) In the event that any portion of the Debt Financing becomes or is reasonably likely to become unavailable in the manner or from the sources contemplated in the Debt Commitment Letter or Financing Agreements and such portion of the Debt Financing is reasonably required to consummate the Mergers and other transactions contemplated hereby, (i) Parent shall promptly so notify the Company and (ii) Parent and Holdco shall use their respective reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative financial institutions in an amount sufficient to consummate the Transactions on terms and conditions that are not materially less favorable, in the aggregate, to Parent and Holdco than those in the Debt Commitment Letter that such alternative financing would replace (taking into account any flex provisions), as promptly as practicable following the occurrence of such event. The definitive agreements entered into pursuant to the first sentence of this Section 5.13(d) or Section 5.13(a)(ii) are referred to in this Agreement, collectively, as the “Financing Agreements.” For purposes of the foregoing, (i) the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative debt financing arranged in compliance herewith (and any Debt Commitment Letters remaining in effect at the time in question), and any fee letter (or similar agreement) with respect to any alternative debt financing arranged in compliance with herewith. Without first obtaining the Company’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), neither Parent nor Holdco shall directly or indirectly take any action that would, or would be reasonably expected to, result in the Debt Financing not being available.

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(e) Parent shall (i) furnish the Company complete and executed copies of the Financing Agreements or any alternative financing agreement entered into in accordance with this Section 5.13 promptly upon their execution and following request by the Company, (ii) give the Company prompt notice of any breach or written threatened breach of which either Parent or Holdco is or becomes aware by any party of the Debt Commitment Letter, any alternative financing commitment, the Financing Agreements, or any alternative financing agreement entered into in accordance with this Section 5.13 or any termination or threatened termination thereof, in each case of which either Parent or Holdco is or becomes aware, and (iii) otherwise keep the Company reasonably informed in a timely manner of the status of its efforts to arrange the Debt Financing (or any alternative financing under this Section 5.13).

(f) Each of Holdco and Parent acknowledges and agrees that the obtaining of the Debt Financing (including any alternative financing) or any portion thereof is not a condition to the Closing.

Section 5.14 Financing Cooperation and Indemnification.

(a) Subject to Section 5.14(c), prior to the Effective Times, the Company shall, and shall cause each of the Company Subsidiaries to, and shall use its reasonable best efforts to cause its and their Representatives to, provide to Holdco and Parent such customary cooperation, at Parent’s sole expense, as may be reasonably requested by Holdco or Parent to assist Holdco or Parent in causing the conditions in the Debt Commitment Letter to be satisfied and all such customary cooperation as is otherwise reasonably requested by Holdco or Parent solely in connection with obtaining the Debt Financing, which cooperation shall consist of (without limitation):

(i) causing its management team, with appropriate seniority and expertise, including its senior executive officers, and external auditors to assist in preparation for and to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies;

(ii) assisting with the timely preparation of customary rating agency presentations, road show materials, bank information memoranda, credit agreements, prospectuses and bank syndication materials, offering documents, private placement memoranda and similar documents required in connection with the Debt Financing, including the marketing and syndication thereof;

(iii) subject to Section 5.1, furnishing Parent and its Representatives with all Financing Information and, to the extent reasonably available to the Company, other material information relating to the Company and its Subsidiaries, including all information with respect to the Company and its Subsidiaries contemplated by the Debt Commitment Letter to be delivered after the date of this Agreement, as is necessary or customary in connection with the Debt Financing, in each case, as and when it becomes available (in the case of the Financing Information, at the times required by the Debt Commitment Letter); provided that without limiting the generality of Section 5.1, information obtained by Parent and its Financing Sources pursuant to this Section 5.14 will constitute “Confidential Information” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement; provided, further, that the Company hereby consents to the inclusion of the Financing Sources as “Representatives” thereunder and the disclosure of information to the Financing Sources pursuant to Section 3(a) thereof;

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(iv) using reasonable best efforts to assist Holdco and Parent in obtaining corporate and facilities ratings in connection with the Debt Financing;

(v) reasonably cooperating to permit the prospective lenders involved in the Debt Financing to evaluate the Company and the Company Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements to the extent customary and reasonable and otherwise reasonably facilitating the grant of a security interest in collateral and providing related lender protections;

(vi) obtaining such consents, approvals, authorizations and instruments which may be reasonably requested by Holdco or Parent in connection with the Debt Financing and collateral arrangements, including, without limitation, legal opinions, surveys and title insurance, customary payoff letters, Lien terminations and instruments of discharge to allow for the payoff, discharge and termination in full of all Indebtedness listed in Section 5.14(a)(vi) of the Company Disclosure Letter and Liens thereunder (the “Debt Payoff”);

(vii) to the extent reasonably requested by Parent, cooperating with due diligence requests from the Financing Sources, including furnishing Parent and its Financing Sources promptly, and in any event at least ten (10) days prior to the Closing Date, with all documentation and other information required by Governmental Bodies with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(viii) using commercially reasonable efforts to ensure that the syndication efforts for the Debt Financing benefit materially from the Company’s existing lending and banking relationships;

(ix) facilitating the pledging of collateral for the Debt Financing, including executing and delivering any customary pledge and security documents, credit agreements, ancillary loan documents and customary closing certificates and documents (in each case, subject to and only effective upon occurrence of the Effective Times) and assisting in preparing schedules thereto as may be reasonably requested by Holdco or Parent;

(x) providing customary authorization letters authorizing the distribution of information to prospective lenders and containing a customary representation to the Financing Sources for the Debt Financing that such information does not contain a material misstatement or omission and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or any Company Subsidiaries or their securities; and

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(xi) using reasonable best efforts to cause accountants to consent to the use of their reports in any material relating to the Debt Financing.

Without limiting the generality of the foregoing, the Company shall ensure that all financial and other projections concerning the Company and its Subsidiaries that are made available to Parent after the date of this Agreement are prepared in good faith and the Company will use its reasonable best efforts to provide to Parent and its Financing Sources such information as may be necessary so that the Financing Information is complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading. Notwithstanding anything to the contrary in this Agreement, the parties agree that the condition set forth in Section 6.2(b), as applied to the Company’s obligations under this Section 5.14(a), shall be deemed satisfied unless the Debt Financing has not been obtained as a proximate result of the Company’s material breach of its obligations under this Section 5.14(a).

(b) Notwithstanding anything to the contrary contained in this Agreement (including this Section 5.14): (i) nothing in this Agreement shall require any such cooperation to the extent that it would (a) require the Company or any of the Company Subsidiaries or their respective Representatives, as applicable, to waive or amend any terms of this Agreement or agree to pay any commitment or other fees or reimburse any expenses that are not contingent upon the Effective Times or incur any liability or give any indemnities that are not contingent upon the Effective Times, (b) unreasonably interfere with the ongoing business or operations of the Company and the Company’s Subsidiaries, (c) require the Company or any of the Company Subsidiaries to take any action that will conflict with or violate the Company Charter Documents, any Laws or the Existing Credit Agreement or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any Company Material Contract, (d) require the Company or any of the Company Subsidiaries to enter into or approve any financing or purchase agreement for the Debt Financing prior to the Effective Times, (e) result in any significant interference with the prompt and timely discharge of the duties of any of the Company’s executive officers, (f) result in the Company or any Company Subsidiary incurring any liability with respect to any matters relating to the Debt Financing prior to the Effective Times (other than with respect to authorization letters referred to above), or (f) result in any officer or director of the Company or any Company Subsidiary incurring personal liability with respect to any matters relating to the Debt Financing; (ii) no liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company or any of the Company Subsidiaries or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary authorization letters) shall be effective until (or that is not contingent upon) the Effective Times; and (iii) none of the Company or any of the Company Subsidiaries or any of their respective Representatives shall have any liability or incur any losses, damages or penalties to the Financing Sources with respect to the Debt Financing or any marketing materials, presentations or disclosure documents in connection therewith in the event the Closing does not occur (other than with respect to authorization letters referred to above).

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(c) In the event that this Agreement is terminated pursuant to Section 7.1, Parent shall promptly, upon request by the Company, reimburse the Company for all of its documented reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company, the Company Subsidiaries and their respective Representatives in connection with any cooperation contemplated by this Section 5.14.

(d) Parent shall, in the event the Closing does not occur, indemnify and hold harmless the Company and its Subsidiaries and its and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the Debt Financing, the arrangement of the Debt Financing, the Debt Payoff and/or the provision of information utilized in connection therewith to the fullest extent permitted by applicable Law, except, in each case, insofar as such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties arose out of or resulted from the fraud, willful misconduct or gross negligence of the Company, the Company’s Subsidiaries or their Representatives.

(e) The Company hereby consents to the use of its and the Company Subsidiaries’ Trademarks in connection with the Debt Financing; provided that such Trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries.

Section 5.15 401(k) Plans. Unless otherwise requested in writing by Parent, the Company Board (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate any Company Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code (collectively, the “Company 401(k) Plans”), effective no later than the day immediately prior to the Closing Date and, effective as of such date, no employee of the Company or any Company Subsidiary shall have any right thereafter to contribute any amounts to the Company 401(k) Plans. The Company shall provide Parent with a reasonable opportunity to review and comment, in advance of any such adoption or corporate action, on any such resolutions or corporation actions.

Section 5.16 Section 16 Matters. The parties hereto shall take all such steps as may reasonably be required to cause the transactions contemplated by Article I, and any other dispositions of equity securities (including derivative securities) of the Company or acquisitions of equity securities of Parent by each officer and director of Parent, Holdco or the Company who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, Holdco or the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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Section 5.17 Filing of Form S-8; Listing of Additional Shares. Holdco agrees to file, as soon as reasonably practicable but in no event later than ten (10) Business Days following the Effective Times, a registration statement on Form S-8 (or any successor form) (if available) with respect to the shares of Holdco Common Stock issuable with respect to Holdco Options and Holdco RSUs issuable pursuant to Section 2.5 or Section 2.6 and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Holdco Options and Holdco RSUs issuable pursuant to Section 2.5 or Section 2.6 remain outstanding. Holdco shall at times ensure that there will remain a sufficient number of unissued shares of Holdco Common Stock to meet its share issuance obligations in connection with the Holdco Options and Holdco RSUs. Holdco shall take all action reasonably necessary to cause the shares of Holdco Common Stock to be issuable upon the exercise of Holdco Options, to be approved for listing on NASDAQ at or prior to the Effective Times.

ARTICLE VI

CONDITIONS TO MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Effective Times of the following conditions:

(a) Regulatory Approval. The waiting periods (including all extensions thereof) applicable to the consummation of the Transactions under the HSR Act and any Antitrust Law of any jurisdiction listed on Section 6.1(a) of the Company Disclosure Letter shall have expired or been terminated.

(b) No Restraints. No Law or order, writ, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Body of competent jurisdiction (each, a “Restraint”) shall be in effect enjoining, restraining, preventing or prohibiting the consummation of the Mergers or making consummation of the Mergers illegal.

(c) Stockholder Approval. The Company shall have obtained Company Stockholder Approval.

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Section 6.2 Conditions to Obligations of the Parent Parties to Effect the Parent Merger. The respective obligations of the Parent Parties to effect the Parent Merger shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Parent Effective Time of the following conditions:

(a) Company Representations and Warranties. The representations and warranties of the Company set forth in: (i) Section 3.3(a) (Authorization) and Section 3.3(b) (Authorization) shall be true and correct in all material respects as of the Agreement Date and as of immediately prior to the Company Effective Time as if made at and as of such time; (ii) Section 3.2 (Capitalization) shall be true and correct in all respects as of the Agreement Date and as of immediately prior to the Effective Times as if made at and as of such times, other than inaccuracies that have not had and would not be reasonably expected to result in more than a de minimis increase in the aggregate consideration payable by Parent pursuant to this Agreement; (iii) Section 3.6(a)(ii) (Absence of Material Changes) shall be true and correct in all respects as of the Agreement Date and as of immediately prior to the Effective Times as if made at and as of such times (excluding, however, clause (ii) of the definition of Company Material Adverse Effect for purposes of this clause (iii)); and (iv) the rest of this Agreement (other than those provisions described in clauses (i), (ii) and (iii) above) shall be true and correct as of the Agreement Date and as of immediately prior to the Effective Times as if made at and as of such times other than as has not had and would not reasonably be expected to have a Company Material Adverse Effect; provided that in each case that representations and warranties made as of a specific date or only with respect to a specified period of time, which shall be required to be so true and correct (subject to such qualifications) as of such date or such specified period of time only; provided, further, that for purposes of determining the accuracy of the representations and warranties of the Company for purposes of this Section 6.2(a), except with respect to Section 3.6(a)(ii), all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein shall be disregarded. The Parent Parties shall have received a certificate validly executed and signed on behalf of the Company by its chief executive officer and chief financial officer certifying that this condition has been satisfied.

(b) Obligations, Covenants and Agreements. The Company shall have performed or complied in all material respects with its obligations, covenants or agreements under the Agreement and the Parent Parties shall have received a certificate validly executed and signed on behalf of the Company by its chief executive officer and chief financial officer certifying that this condition has been satisfied.

(c) No Company Material Adverse Effect. Since the Agreement Date, there shall not have occurred a Company Material Adverse Effect and the Parent Parties shall have received a certificate validly executed and signed on behalf of the Company by its chief executive officer and chief financial officer certifying that this condition has been satisfied.

Section 6.3 Conditions to Obligations of the Company to Effect the Company Merger. The obligations of the Company to effect the Company Merger shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the Company Effective Time of the following conditions:

(a) Parent Representations and Warranties. The representations and warranties of the Parent Parties set forth in: (i) Section 4.2 (Authorization) shall be true and correct in all material respects as of the Agreement Date and as of immediately prior to the Effective Times as if made at and as of such times; and (ii) the rest of this Agreement (other than those provisions described in clause (i)) shall be true and correct as of the Agreement Date and as of immediately prior to the Effective Times as if made at and as of such times other than as has not had and would not reasonably be expected to have a Parent Material Adverse Effect; provided that in each case that representations and warranties made as of a specific date or only with respect to a specified period of time, which shall be required to be so true and correct (subject to such qualifications) as of such date or such specified period of time only; provided, further, that for purposes of determining the accuracy of the representations and warranties of Parent for purposes of this Section 6.3(a), all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein shall be disregarded. The Company shall have received a certificate validly executed and signed on behalf of the Parent by its chief executive officer and chief financial officer certifying that this condition has been satisfied.

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(b) Obligations, Covenants and Agreements. The Parent Parties shall have performed or complied in all material respects with their respective obligations, covenants or agreements under the Agreement and the Company shall have received a certificate validly executed and signed on behalf of Parent by its chief executive officer and chief financial officer certifying that this condition has been satisfied.

Section 6.4 FIRPTA Certificate. Prior to the Effective Times, the Company shall deliver to Parent a duly executed certificate (a “FIRPTA Certificate”), dated not more than thirty (30) days prior to the Effective Times, certifying that (A) the Company is not and in the preceding five-year period has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder and (B) none of the Equity Interests in the Company constitutes a “United States real property interest” as defined in Section 897(c) of the Code and the Treasury Regulations promulgated thereunder, which certificate shall be in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and in a form reasonably satisfactory to Parent; provided, however, that if the Company fails to provide the FIRPTA Certificate, the transaction shall nonetheless close and Parent shall withhold from the Company Merger Consideration and pay over to the appropriate taxing authorities the amount required to be withheld under Section 1445 of the Code as determined by Parent.

Section 6.5 Frustration of Closing Conditions. None of the parties hereto may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by the failure of such party to perform any of its covenants, obligations or agreements under this Agreement.

ARTICLE VII

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Transactions, including the Mergers, may be abandoned (other than in the case of Section 7.1(a)) by written notice of the terminating party to the other parties:

(a) by mutual written consent of Parent and the Company at any time prior to the receipt of the Company Stockholder Approval;

(b) by either Parent or the Company if the Mergers shall have not been consummated on or prior to 5:00 p.m., New York City time, on February 28, 2017 (the “Outside Date”); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the failure of the Mergers to occur prior to the Outside Date was proximately caused by the action or failure of such party to act and such action or failure constituted a breach of this Agreement;

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(c) by either Parent or the Company at any time prior to the receipt of the Company Stockholder Approval if any final, non-appealable Restraint shall be in effect having the effect of making illegal, permanently restraining, enjoining or prohibiting the consummation of the Mergers;

(d) by either the Company or Parent if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain such stockholder approval shall have been caused by any action or failure to act of the Company, and such action or failure to act constitutes a willful and material breach by the Company of this Agreement;

(e) by Parent at any time prior to the receipt of the Company Stockholder Approval if a Triggering Event shall have occurred;

(f) by Parent if (i) there shall have been a material breach of any covenant, obligation or agreement on the part of the Company set forth in this Agreement; or (ii) any representation or warranty of the Company set forth in Article III of this Agreement shall have been inaccurate when made or, if not made as of a specific date, shall have become inaccurate, that would, in the case of both clauses (i) and (ii), (A) result in conditions set forth in Section 6.2(a) or Section 6.2(b) not being satisfied, and (B) such breach is not curable by the Outside Date, or, if curable through the exercise of commercially reasonable efforts, is not cured within fifteen (15) Business Days of the date Parent gives the Company notice of such breach or inaccuracy; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if the Parent Parties are then in material breach of any of their representations, warranties, covenants, obligations or agreements hereunder such that the Company has the right to terminate this Agreement pursuant to Section 7.1(g);

(g) by the Company if (i) there shall have been a material breach of any covenant, obligation or agreement on the part of the Parent Parties set forth in this Agreement; or (ii) any representation or warranty of the Parent Parties set forth in Article IV of this Agreement shall have been inaccurate when made or, if not made as of a specific date, shall have become inaccurate, that would, in the case of both clauses (i) and (ii), (A) have a material adverse effect on the ability of the Parent Parties to consummate the Mergers, and (B) such breach is not curable by the Outside Date, or, if curable through the exercise of commercially reasonable efforts, is not cured within fifteen (15) Business Days of the date the Company gives Parent notice of such breach or inaccuracy; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if the Company is then in material breach of any of its representations, warranties, covenants, obligations or agreements hereunder such that Parent has the right to terminate this Agreement pursuant to Section 7.1(f); or

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(h) by the Company at any time prior to the receipt of the Company Stockholder Approval to enter into a definitive acquisition agreement authorized by the Company Board providing for a Superior Proposal and, concurrently with such termination, the Company enters into such definitive acquisition agreement; provided that the Company shall have complied in all material respects with Section 5.4 with respect to such Superior Proposal and prior to or concurrently with such termination the Company pays to Parent the Termination Fee.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made (other than pursuant to Section 7.1(a)), and this Agreement shall be of no further force or effect, and there shall be no damages or liability on the part of the Parent Parties or the Company or their respective directors, officers, employees, stockholders, Representatives, agents or advisors, other than, with respect to the Parent Parties and the Company, the obligations pursuant to the Confidentiality Agreement; provided, however, that (i) Section 5.14(c), Section 5.14(d), this Section 7.2, Section 7.3 and Article VIII (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect and (ii) nothing herein shall relieve any party hereto from liability as a result of fraud or the willful and material breach by such party of its representations, warranties, covenants, obligations or other agreements set forth in this Agreement. For purposes of this Agreement, “willful and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act, or failure to act, would, or would be reasonably expected to, result in a material breach of this Agreement.

Section 7.3 Termination Fees.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) In the event that this Agreement is terminated pursuant to (i) Section 7.1(e), (ii) Section 7.1(d) at any time after the occurrence of any Triggering Event or (iii) Section 7.1(h), then the Company shall pay to Parent the Termination Fee. The Termination Fee payable pursuant to this Section 7.3(b) shall be paid no later than the second (2nd) Business Day following termination pursuant to Section 7.1(e) or Section 7.1(d) at any time after the occurrence of any Triggering Event and concurrently with any termination pursuant to Section 7.1(h).

(c) If (i) after the date of this Agreement, an Acquisition Proposal shall have become publicly known or delivered to the Company Board and not publicly withdrawn, (ii) thereafter, this Agreement is terminated (A) by Parent or the Company pursuant to Section 7.1(b) or Section 7.1(d) or (B) by Parent pursuant to Section 7.1(f), and (iii) within twelve (12) months after such termination the Company shall have (A) entered into a definitive agreement with respect to any Acquisition Proposal that is subsequently consummated or (B) consummated a transaction contemplated by any Acquisition Proposal, then the Company shall pay to Parent the Termination Fee by wire transfer of same-day funds on the date the Company consummates such transaction.

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(d) All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated in writing by the party to whom payment is owed.

(e) The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not have entered into this Agreement. For the avoidance of doubt, the Termination Fee shall be payable only once and not in duplication even though the Termination Fee may be payable under one or more provisions hereof. If the Company fails promptly to pay the Termination Fee when due and payable pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences an action or other proceeding that results in an award against the Company for such Termination Fee, the Company shall pay Parent’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such action or proceeding, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Amendment or Supplement. At any time prior to the Effective Times, this Agreement may be amended or supplemented in any and all respects by written agreement signed by all of the parties hereto; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment or supplement that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. Notwithstanding anything to the contrary, Section 8.4, Section 8.5, Section 8.12 and this Section 8.1 (and the related definitions in this Agreement used therein, but only with respect to their use in such Sections as they relate specifically to the Financing Sources) shall not be amended, modified, supplemented or waived in a manner that is adverse to any Financing Source without the prior written consent of the adversely affected Financing Sources.

Section 8.2 Extension of Time, Waiver, etc. Any party may, subject to applicable Law: (a) waive any inaccuracies in the representations and warranties of any other party hereto; (b) extend the time for the performance of any of the obligations or acts of any other party hereto; or (c) to the extent permitted by applicable Law, waive compliance by the other party with any of the agreements contained in this Agreement or, except as otherwise provided in the Agreement, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the Company Disclosure Letter or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Mergers.

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Section 8.4 Entire Agreement; No Third Party Beneficiary. This Agreement, including the exhibits and annexes hereto, the Company Disclosure Letter, the documents and instruments relating to the Transactions referred to in this Agreement and the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. This Agreement is not intended, and shall not be deemed, to create any agreement of employment with any person, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except (i) with respect to the Indemnified Parties covered by Section 5.7, (ii) with respect to Section 8.1, Section 8.5, Section 8.12 and this Section 8.4, which are intended for the benefit of, and shall be enforceable by, Financing Sources, to the extent related to the Debt Financing and (iii) that the Company shall have the right (which right is hereby acknowledged by the Parent Parties) to pursue damages (including claims for damages based on loss of the economic benefit of the transaction to the Company’s stockholders) on behalf of its stockholders in the event any of the Parent Parties commit fraud or the willful and material breach by such party of its representations, warranties, covenants, obligations or other agreements set forth in this Agreement, which rights under this clause (iii) shall be enforceable on behalf of the Company’s stockholders only by the Company, in its sole and absolute discretion through actions approved by the Company Board.

Section 8.5 Applicable Law; Jurisdiction.

(a) This Agreement and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the Mergers shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. All actions and proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the Mergers shall be heard and determined in the Court of Chancery of the State of Delaware, and the parties irrevocably submit to the jurisdiction of such court (and, in the case of appeals, the appropriate appellate court therefrom), in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The parties agree that service of any court paper may be made in any manner as may be provided under the applicable Laws or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE DEBT FINANCING.

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(b) Notwithstanding Section 8.5(a), each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or nature (whether at law, in contract, in tort or otherwise) against any Financing Source relating to this Agreement, the Debt Commitment Letter or the Debt Financing other than in the Supreme Court of the State of New York, County of New York, or if under applicable Law exclusive jurisdiction is vested in Federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof).

(c) Notwithstanding anything herein to the contrary, the parties hereto agree that any claim, controversy or dispute of any kind or nature (whether based upon contract, tort or otherwise) involving a Financing Source that is in any way related to this Agreement, the Mergers or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the Debt Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 8.6 Specific Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that Company Merger Sub may (i) assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries of Holdco without the consent of the Company and (ii) pledge its rights hereunder as security to its Financing Source; provided that no assignment shall relieve Company Merger Sub of any of its obligations under this Agreement; provided, further, that any such pledge shall not be effective until the Effective Times. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

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Section 8.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) on the date of confirmation of receipt (or the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); (d) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, or (e) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the business day following the date of transmission:

If to the Parent Parties:

Tessera Technologies, Inc.
3025 Orchard Parkway
San Jose, CA 95134
Attn:	Thomas Lacey
Phone:	(408) 321-6000
Fax:	(408) 321-8257

with a copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1400
Palo Alto, CA 94301
Attn: Kenton J. King and Leif B. King
Email:	kenton.king@skadden.com and leif.king@skadden.com
Phone:	(650) 470-4500
Fax:	(650) 470-4570

if to the Company:

DTS, Inc.
5220 Las Virgenes Road
Calabasas, CA 91302
Attn:	Jon E. Kirchner
Phone:	(818) 436-1046
Fax:	(818) 436-1546

with a copy to (which copy shall not constitute notice):

DLA Piper LLP (US)
4365 Executive Drive, 11th Floor
San Diego, CA 92121
Attn: Michael S. Kagnoff and David M. Clark
Email: michael.kagnoff@dlapiper.com and david.clark@dlapiper.com
Phone: (858) 677-1400
Fax: (858) 638-5122

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Section 8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 8.10 Construction.

(a) For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(e) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a copy of the information or material referred to has been provided to the party to whom such information or material is to be provided by means of being provided for review without interruption at least three (3) Business Days prior to the date hereof in the virtual dataroom set up by the Company in connection with this Agreement.

Section 8.11 Counterparts; Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

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Section 8.12 No Recourse to Financing Sources. Notwithstanding anything to the contrary contained in this Agreement, the Company agrees that neither it nor any of its Affiliates shall have any rights or claims against any Financing Source, solely in its capacity as a lender, agent, arranger or bookrunner, or as a Representative of any of the foregoing, in each case in connection with the Debt Financing, in connection with or related to this Agreement, the Debt Financing or the transactions contemplated hereby. In addition, no Financing Source, solely in its capacity as a lender, agent, arranger or bookrunner, or as a Representative of any of the foregoing, in each case in connection with the Debt Financing, shall have any liability or obligation to the Company or any of the Company’s Affiliates in connection with or related to this Agreement, the Debt Financing or the transactions contemplated hereby, including for any consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DTS, INC.

By:	/s/ Jon E. Kirchner
Name: Jon E. Kirchner
Title: Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

TESSERA TECHNOLOGIES, INC.

By:	/s/ Thomas Lacey
Name: Thomas Lacey
Title: Chief Executive Officer

TEMPE HOLDCO CORPORATION

By:	/s/ Thomas Lacey
Name: Thomas Lacey
Title: President

TEMPE MERGER SUB CORPORATION

By:	/s/ Thomas Lacey
Name: Thomas Lacey
Title: President

ARIZONA MERGER SUB CORPORATION

By:	/s/ Thomas Lacey
Name: Thomas Lacey
Title: President

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

DEFINITIONS

Section 1.1 Cross Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below will have the respective meanings therein defined.

Page
1997 Plan	Exhibit A, Section 1.2
2002 Plan	Exhibit A, Section 1.2
2003 Plan	Exhibit A, Section 1.2
2006 Plan	Exhibit A, Section 1.2
2012 Plan	Exhibit A, Section 1.2
2013 ESPP	Exhibit A, Section 1.2
2013 Foreign Sub ESPP	Exhibit A, Section 1.2
2014 Plan	Exhibit A, Section 1.2
Acquisition Proposal	Exhibit A, Section 1.2
Acquisition Transaction	Exhibit A, Section 1.2
Affiliate	Exhibit A, Section 1.2
Agreement	Preamble
Agreement Date	Preamble
Antitrust Law	Exhibit A, Section 1.2
Available Company SEC Document	Article III
Business Day	Exhibit A, Section 1.2
Capitalization Date	Section 3.2(a)
CERCLA	Section 3.13(b)
Change in Company Board Recommendation	Section 5.4(d)
Closing	Section 1.3(a)
Closing Date	Section 1.3(a)
Code	Exhibit A, Section 1.2
Company	Preamble
Company 401(k) Plans	Section 5.15
Company Affiliate	Exhibit A, Section 1.2
Company Balance Sheet	Section 3.5(c)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Book Entry Shares	Section 2.2(d)
Company Certificate of Merger	Section 1.3(a)
Company Charter Documents	Section 3.1(c)
Company Common Stock	Section 2.2
Company Disclosure Letter	Article III
Company Effective Time	Section 1.3(c)
Company Employee	Exhibit A, Section 1.2
Company Employee Agreement	Exhibit A, Section 1.2
Company Employee Benefit Plan	Exhibit A, Section 1.2
Company Equity Awards	Exhibit A, Section 1.2
Company ESPPs	Exhibit A, Section 1.2

Company Financial Advisor	Section 3.9
Company Financial Statements	Section 3.5(b)
Company Intellectual Property	Exhibit A, Section 1.2
Company Material Adverse Effect	Exhibit A, Section 1.2
Company Material Contract	Section 3.18(a)
Company Merger	Section 1.2(a)
Company Merger Consideration	Section 2.2(b)
Company Merger Sub	Preamble
Company Option	Exhibit A, Section 1.2
Company Plans	Exhibit A, Section 1.2
Company Preferred Stock	Section 3.2(a)
Company Products	Exhibit A, Section 1.2
Company PRSU	Exhibit A, Section 1.2
Company Registered Intellectual Property	Section 3.15(b)
Company RSU	Exhibit A, Section 1.2
Company SEC Reports	Section 3.5(a)
Company Stock Certificate	Section 2.2(d)
Company Stock Plans	Exhibit A, Section 1.2
Company Stockholder Approval	Section 3.3(e)
Company Stockholder Meeting	Section 5.3(b)
Company Subsidiaries	Section 3.1(a)
Company Surviving Corporation	Recitals
Confidential Information	Section 5.1
Confidentiality Agreement	Section 5.12
Continuation Period	Section 5.11(a)
Contract	Exhibit A, Section 1.2
Controlled Group Liability	Exhibit A, Section 1.2
Covered Employees	Section 5.11(a)
Current Company D&O Insurance	Section 5.7(c)
Current Premium	Section 5.7(a)
Debt Commitment Letter	Section 4.9(a)
Debt Financing	Section 4.9(a)
Debt Payoff	Section 5.14(a)(vi)
DGCL	Section 1.1(a)
Dissenting Shares	Section 2.10(a)
Effective Times	Section 1.3(c)
Employee Benefit Plan	Exhibit A, Section 1.2
Entity	Exhibit A, Section 1.2
Environmental Laws	Section 3.13(b)
Equity Interest	Exhibit A, Section 1.2
ERISA	Exhibit A, Section 1.2
Exchange Act	Exhibit A, Section 1.2
Exchange Ratio	Exhibit A, Section 1.2
Existing Credit Agreement	Exhibit A, Section 1.2
Financing Agreements	Section 5.13(d)
Financing Information	Exhibit A, Section 1.2

Financing Sources	Exhibit A, Section 1.2
FIRPTA Certificate	Section 6.4
Foreign Plan	Exhibit A, Section 1.2
GAAP	Exhibit A, Section 1.2
Governmental Body	Exhibit A, Section 1.2
Hazardous Substance	Section 3.13(b)
Holdco	Preamble
Holdco Common Stock	Section 2.1(c)
Holdco Employee Benefit Plan	Section 5.11(c)
Holdco Option	Exhibit A, Section 1.2
Holdco Restricted Stock	Exhibit A, Section 1.2
Holdco RSU	Exhibit A, Section 1.2
HSR Act	Exhibit A, Section 1.2
Indebtedness	Exhibit A, Section 1.2
Indemnified Party	Section 5.7(a)
In-Licenses	Section 3.15(j)
Intellectual Property Rights	Exhibit A, Section 1.2
Interim Period	Section 5.1
Intervening Event	Exhibit A, Section 1.2
In-the-Money Unvested Company Option	Section 2.5(a)(ii)
IP Contracts	Section 3.15(k)
IP Cross-Licenses	Section 3.15(j)
Judgment	Section 3.3(c)
Key Employee	Exhibit A, Section 1.2
Knowledge	Exhibit A, Section 1.2
Law	Exhibit A, Section 1.2
Leased Real Property	Section 3.19(b)
Legal Proceeding	Exhibit A, Section 1.2
Lien	Exhibit A, Section 1.2
Marketing Period	Exhibit A, Section 1.2
Maximum Annual Premium	Section 5.7(c)
Merger Subs	Preamble
Mergers	Section 1.2(a)
Multiemployer Plan	Exhibit A, Section 1.2
NASDAQ	Section 3.3(d)
Notice Period	Section 5.4(e)
Object Code	Exhibit A, Section 1.2
OFAC	Exhibit A, Section 1.2
Open Source License	Exhibit A, Section 1.2
Ordinary Course License	Exhibit A, Section 1.2
Out-Licenses	Section 3.15(k)
Out-of-the-Money Company Option	Section 2.5(a)(ii)
Outside Date	Section 7.1(b)
Owned Real Property	Exhibit A, Section 1.2
Parent	Preamble
Parent Certificate	Section 2.1(c)

Parent Certificate of Merger	Section 1.3(a)
Parent Common Stock	Section 2.1
Parent Disclosure Letter	Article IV
Parent Effective Time	Section 1.3(c)
Parent Equity Awards	Exhibit A, Section 1.2
Parent ESPPs	Exhibit A, Section 1.2
Parent Material Adverse Effect	Exhibit A, Section 1.2
Parent Merger	Section 1.1(a)
Parent Merger Consideration	Section 2.1(a)
Parent Merger Sub	Preamble
Parent Option	Exhibit A, Section 1.2
Parent Parties	Preamble
Parent Restricted Stock	Exhibit A, Section 1.2
Parent RSU	Exhibit A, Section 1.2
Parent Stock Plans	Exhibit A, Section 1.2
Parent Surviving Corporation	Recitals
PATRIOT Act	Exhibit A, Section 1.2
Payment Agent	Section 2.8(a)
Payment Fund	Section 2.8(a)
Permits	Section 3.1(b)
Permitted Lien	Exhibit A, Section 1.2
Person	Exhibit A, Section 1.2
Personal Data	Exhibit A, Section 1.2
Privacy Law	Exhibit A, Section 1.2
Proxy Statement	Exhibit A, Section 1.2
RCRA	Section 3.13(b)
Real Property Leases	Section 3.19(b)
reasonable best efforts	Section 5.5(a)
Recommendation Change Notice	Section 5.4(e)
Redacted Fee Letters	Exhibit A, Section 1.2
Registered Intellectual Property	Exhibit A, Section 1.2
Representatives	Exhibit A, Section 1.2
Restraint	Section 6.1(b)
Sarbanes-Oxley Act	Exhibit A, Section 1.2
SEC	Article III
Securities Act	Exhibit A, Section 1.2
Significant Customer	Section 3.20(a)
Significant Subsidiary	Exhibit A, Section 1.2
Significant Supplier	Section 3.20(b)
Software	Exhibit A, Section 1.2
Solvent	Section 4.10
Source Code	Exhibit A, Section 1.2
SSOs	Section 3.15(q)
Subsidiary	Exhibit A, Section 1.2
Superior Proposal	Exhibit A, Section 1.2
Superior Proposal Notice	Section 5.4(e)

Surviving Corporations	Recitals
Tax	Exhibit A, Section 1.2
Tax Return	Exhibit A, Section 1.2
Technology	Exhibit A, Section 1.2
Termination Fee	Exhibit A, Section 1.2
Transactions.	Section 1.2(a)
Triggering Event	Exhibit A, Section 1.2
Unvested Company Option	Exhibit A, Section 1.2
Unvested Company RSU	Exhibit A, Section 1.2
Vested Company Option	Exhibit A, Section 1.2
Vested Company RSU	Exhibit A, Section 1.2
willful and material breach	Section 7.2

Section 1.2 Certain Definitions. The following terms, as used herein, have the following meanings, which meanings shall be applicable equally to the singular and plural of the terms defined:

“1997 Plan” shall mean the 1997 Stock Option Plan of DTS, Inc.

“2002 Plan” shall mean the 2002 Stock Option Plan of DTS, Inc.

“2003 Plan” shall mean the 2003 Equity Incentive Plan of DTS, Inc.

“2006 Plan” shall mean the 2006 Stock Incentive Plan of SRS Labs, Inc.

“2012 Plan” shall mean the DTS, Inc. 2012 Equity Incentive Plan, as amended.

“2013 ESPP” shall mean the DTS, Inc. Amended and Restated 2013 Employee Stock Purchase Plan.

“2013 Foreign Sub ESPP” shall mean the DTS, Inc. Amended and Restated 2013 Foreign Subsidiary Employee Stock Purchase Plan.

“2014 Plan” shall mean the DTS, Inc. New Employee Incentive Plan, as amended.

“Acquisition Proposal” shall mean any offer, inquiry, indication of interest or proposal (other than an offer or proposal by the Parent Parties) contemplating, involving or otherwise relating to an Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of related transactions (other than the Transactions) involving:

(a) any merger, consolidation, share exchange, business combination, joint venture issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i) a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires, or if consummated in accordance with its terms would acquire, beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding shares of any class of voting securities of the Company or any Company Subsidiary; or (ii) the Company issues securities representing more than twenty percent (20%) of the outstanding shares of any class of voting securities of the Company or any Company Subsidiary;

(b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any assets of the Company and the Company Subsidiaries that constitute or account for (i) twenty percent (20%) or more of the consolidated net revenues of the Company, consolidated net income of the Company or consolidated book value of the Company; or (ii) twenty percent (20%) or more of the fair market or book value of the consolidated assets of the Company and the Company Subsidiaries; or

(c) any liquidation, dissolution, recapitalization, extraordinary dividend or other corporate reorganization of the Company or any of the Company Subsidiaries or other winding up of the Company or, to the extent representing twenty percent (20%) or more of the assets (including the capital stock of the Company Subsidiaries) of the Company and the Company Subsidiaries, taken as a whole, one or more of the Company Subsidiaries.

“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, the HSR Act, and all other Laws, including merger control Laws, prohibiting, limiting, or promulgated or intended to govern conduct having the purpose or effect of monopolization, restraint of trade, or substantial lessening of competition.

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the States of California or New York or is a day on which banking institutions located in the States of California or New York are authorized or required by Law or other governmental action to close.

“Code” shall mean Internal Revenue Code of 1986, as amended.

“Company Employee” shall mean any current employee, officer, director or other individual service provider of the Company or any of the Company Subsidiaries.

“Company Employee Agreement” shall mean any written or unwritten employment, consulting, severance, termination, retention, transaction bonus, change in control, or other similar Contract between: (a) the Company or any Company Subsidiaries and (b) any Company Employee, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Law) without any obligation on the part of the Company or any of the Company Subsidiaries to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by the Company or any Company Subsidiaries under applicable foreign Law.

“Company Employee Benefit Plan” shall mean an Employee Benefit Plan maintained, adopted, sponsored, contributed or required to be contributed to by the Company or any Company ERISA Affiliate for the benefit of any current or former employee, officer, director or individual service provider of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof or under which the Company, any of the Company Subsidiaries or any Company ERISA Affiliate would reasonably be expected to have any liability, contingent or otherwise, excluding, in each case, any Multiemployer Plan.

“Company Equity Awards” shall mean, collectively, Company Options, Company PRSUs and Company RSUs.

“Company ERISA Affiliate” shall mean any Person under common control with the Company within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

“Company ESPPs” shall mean the 2013 ESPP and the 2013 Foreign Sub ESPP.

“Company Intellectual Property” shall mean all of the Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary.

“Company Material Adverse Effect” shall mean any fact, event, condition, change, occurrence or development, circumstance or effect that, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect on (i) the business, operations, assets, liabilities or financial condition of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the Transactions on or before the Outside Date; provided, however, that that, for purposes of clause (i) above, none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably expected to be, a Company Material Adverse Effect: (A) general political, economic or market conditions or general changes or developments in the industry in which the Company or the Company Subsidiaries operate, except to the extent the Company and the Company Subsidiaries are adversely affected disproportionately relative to other participants in such industry, (B) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to any act of terrorism, war (whether declared or not), national or international calamity or any other similar event, except to the extent the Company or the Company Subsidiaries are adversely affected disproportionately relative to other participants in such industry, (C) from the announcement or pendency of the Mergers (other than for purposes of any representation or warranty contained in Section 3.3), including to the extent so resulting in any reduction in billings or revenue or any loss of employees of the Company or the Company Subsidiaries or disruption in (or loss of) customer, supplier, distributor, landlord, partner or similar relationships attributable to the announcement or pendency of the Mergers, (D) changes in Law or GAAP (or the interpretation thereof), (E) changes in the price or trading volume of the Company’s stock (provided that the underlying cause of such change in price or trading volume may be taken into account in determining whether there is, or would reasonably be expected to be, a Company Material Adverse Effect), (F) any failure by the Company to meet public or internal revenue, earnings or other projections (provided that the underlying cause of such failure may be taken into account in determining whether there is, or would reasonably be expected to be, a Company Material Adverse Effect), (G) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency, (H) the taking of any action expressly required by this Agreement or the failure to take any action expressly prohibited by this Agreement, or expressly approved or permitted in writing, including pursuant to Section 5.2(b) hereof or (I) any proceeding brought or threatened by stockholders of either Parent or the Company (whether on behalf of the Company, Parent or otherwise) asserting allegations of breach of fiduciary duty relating to this Agreement or the Transactions or violations of securities Laws in connection with the Proxy Statement.

“Company Option” shall mean each option to purchase shares of Company Common Stock, granted pursuant to any Company Stock Plan.

“Company Plans” shall mean any and all Company Employee Benefit Plans and Company Employee Agreements.

“Company Products” shall mean any and all products and services that currently are marketed, offered, sold, licensed, provided or distributed by the Company or any Company Subsidiary.

“Company PRSU” shall mean each restricted stock unit corresponding to a share of Company Common Stock granted pursuant to any Company Stock Plan that is subject to performance based vesting.

“Company RSU” shall mean each restricted stock unit corresponding to a share of Company Common Stock granted pursuant to any Company Stock Plan, other than any Company PRSU.

“Company Stock Plans” shall mean the 1997 Plan, the 2002 Plan, the 2003 Plan, the 2006 Plan, the 2012 Plan, the 2014 Plan, and any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of the Company Subsidiaries or any predecessor thereof or any other contract or agreement entered into by the Company or any of the Company Subsidiaries, other than the Company ESPPs.

“Contract” shall mean any legally binding agreement, contract, subcontract, lease, sublease, license, understanding, instrument, note, bond, mortgage, indenture, option, warranty, insurance policy, benefit plan or other legally binding commitment.

“Controlled Group Liability” shall mean any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 or 4068(a) of ERISA, (c) under Section 430(k) or 4971 of the Code, (d) for violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Section 701 et seq. of ERISA and Sections 9801 et seq. of the Code, and (e) any foreign Law similar to the foregoing clauses (a) through (d).

“Employee Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, and any other plan, program, policy, practice, agreement or other arrangement, whether written or unwritten, relating to pension, retirement, supplemental retirement, profit-sharing, bonus, incentive compensation, equity or equity-based compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, restricted stock, severance, supplemental unemployment, welfare, hospitalization or other medical, life, or other insurance, long or short term disability, change of control, retention, fringe benefit or any other similar compensation or employee benefits.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Equity Interest” shall mean any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible or exchangeable or exercisable thereto or therefor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Exchange Ratio” shall mean the quotient of (x) the Company Merger Consideration divided by (y) the volume weighted average price of one (1) share of Parent Common Stock as reported on the NASDAQ for the ten (10) consecutive trading days ending on the trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events.

“Existing Credit Agreement” shall mean the Credit Agreement dated as of October 1, 2015, as amended, by and among the Company, the guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, a national banking association, as administrative agent for the lenders party thereto.

“Financing Information” means (A) audited consolidated balance sheets and related statements of income and cash flows of the Company for the three (3) most recently completed fiscal years ended at least ninety (90) days prior to the Closing Date, (B) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for each subsequent fiscal quarter ended at least forty five (45) days prior to the Closing Date (but, excluding the fourth quarter of any fiscal year), and (C) all other customary information with respect to the business, operations, financial condition, projections and prospects of the Company (that is reasonably available to or reasonably obtainable by the Company) as may be reasonably requested by Parent or its Financing Sources that is required to be delivered in order to satisfy a condition precedent to the funding of the Debt Financing under the Debt Commitment Letter (it being understood and agreed that the foregoing provisions of this definition shall not obligate the Company to prepare or provide (1) any pro forma financial statements or adjustments (including regarding any synergies, cost savings, ownership or other post-Closing adjustments) or projections (provided that the Company will reasonably cooperate and assist Parent in its preparation of such materials), (2) risk factors relating to all or any component of the Debt Financing or any Alternative Debt Financing (other than any risk factors related to the business of the Company and its Subsidiaries), (3) separate financial statements in respect of the Company’s Subsidiaries, or (4) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or any Compensation, Discussion and Analysis required by Item 402(b) of Regulation S-K, or any other information customarily excluded from an offering memorandum for a Rule 144A offering involving high yield debt securities).

“Financing Sources” shall mean the entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing (or any alternative or replacement Debt Financing) in connection with the transactions contemplated hereby, including the lead arranger or arranger or any of the parties to the Debt Commitment Letter and any joinder agreements or credit agreements relating thereto, and their Affiliates and the former, current or future general or limited partners, stockholders, managers, members, directors, officers, employees, agents and representatives of the foregoing.

“Foreign Plan” shall mean each plan, program, policy, practice, agreement or other arrangement that would otherwise meet the definition of a “Company Plan” but which is subject to any Law other than U.S. federal, state or local Law.

“GAAP” shall mean United States generally accepted accounting principles, applied on a consistent basis.

“Governmental Body” shall mean any: (a) country, nation, state, multi-national or supra-national authority, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) multi-national, supra-national, federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, regulatory authority, association, council or bureau, department, agency, commission, instrumentality, official, organization, unit or self-regulatory organization, body or Entity and any court or other tribunal).

“Holdco Option” shall mean each stock option to purchase shares of Holdco Common Stock.

“Holdco Restricted Stock” shall mean any share of Holdco Common Stock that is subject to forfeiture or a right of repurchase by Holdco.

“Holdco RSU” shall mean each restricted stock unit corresponding to a share of Holdco Common Stock that is subject to restrictions based on performance or continuing service.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Indebtedness” shall mean, with respect to any Person, all (a) indebtedness of such Person for borrowed money, (b) other indebtedness of such Person evidenced by credit agreements, notes, bonds, indentures, securities, mortgage, debt security, debentures or other debt instruments, (c) amounts owing as deferred purchase price for the purchase of any property or assets, (d) obligations under capital leases and (e) all indebtedness or obligations of another Person referred to in clauses (a) and (d) above guaranteed by such Person; provided that letters of credit and performance bonds issued in the ordinary course of business shall not be Indebtedness.

“Intellectual Property Rights” shall mean any and all statutory and/or common law intellectual property rights throughout the world, including any of the following: (i) all rights in United States and foreign patents and utility models and applications therefor (including provisional applications) and all reissues, divisions, renewals, extensions, provisionals, reexaminations, continuations and continuations in part thereof (collectively, “Patents”); (ii) all trade secret rights and similar rights in confidential information, know-how, and materials; (iii) all registered and unregistered copyrights and all other rights corresponding thereto in any works of authorship, including Software (collectively, “Copyrights”); (iv) all registered and unregistered trademark rights and similar rights in trade names, logos, trade dress, trademarks and service marks (collectively, “Trademarks”); (v) all rights in databases and data collections (including knowledge databases, customer lists and customer databases); (vi) all rights to Uniform Resource Locators, Web site addresses and domain names (collectively, “Domain Names”); (vii) any similar, corresponding or equivalent rights to any of the foregoing; and (viii) any registrations and renewals of or applications to register any of the foregoing.

“Intervening Event” shall mean an event, fact, development or occurrence that materially affects the business, assets or operations of the Company (other than any event, fact, development or occurrence resulting from a material breach of this Agreement by the Company) that is unknown and not reasonably foreseeable to the Company Board as of the date of this Agreement and becomes known to the Company Board after the date of this Agreement and prior to the receipt of the Company Stockholder Approval (provided, however, that in no event shall any event, fact, development or occurrence resulting from or relating to any of the following give rise to an Intervening Event: (i) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof; (ii) the public announcement, execution, delivery or performance of this Agreement, the identity of the Parent Parties, or the public announcement, pendency or consummation of the transactions contemplated hereby (or the public announcement of any discussions among the parties related thereto); (iii) any change in the trading price or trading volume of Company Common Stock or any change in the Company’s credit rating (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances, with respect to this clause (iii) relating to or causing such change may be considered, along with the effects or consequences thereof); (iv) the fact that the Company has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date hereof (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances relating to or causing such material improvement or improvements may be considered, along with the effects or consequences thereof); (v) changes in GAAP, other applicable accounting rules or applicable Law (including the accounting rules and regulations of the SEC) or, in any such case, changes in the interpretation thereof after the date hereof; or (vi) any changes in general economic or political conditions, or in the financial, credit or securities markets in general (including changes in interest rates, exchange rates, stock, bond and/or debt prices)).

“Key Employee” shall mean each of Jon E. Kirchner, Melvin L. Flanigan, Brian D. Towne, Blake A. Welcher, Frederick L. Kitson, Ph.D., Kevin Doohan, Kris M. Graves, Geir Skaaden, David McIntyre and Ton Kalker.

“Knowledge” shall mean, with respect to (x) the Company, the actual knowledge of those individuals set forth in Section 1.1 of the Company Disclosure Letter and (y) Parent or the Parent Parties, the actual knowledge of those individuals set forth in Section 1.1 of the Parent Disclosure Letter.

“Law” shall mean any federal, state, local, municipal, foreign or other law, treaty, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, bylaw, official standard, policy or guidance or similar requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body, excluding, for the avoidance of doubt, the provisions of any Contract between the Company or any Company Subsidiary and a Governmental Body entered into in the ordinary course with respect to Company Products.

“Legal Proceeding” shall mean any action, suit, litigation, complaint, charge, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, deed of trust, claim, option, right of first refusal, preemptive right, encumbrance, easement, option to purchase, right of first offer, restriction on transfer, defect in title, encroachment, restrictive covenant, community property interest or other restriction of any kind or nature whatsoever.

“Marketing Period” shall mean the first period of fifteen (15) consecutive Business Days throughout and at the end of which the conditions set forth in Article VI are satisfied (except for those conditions that by their terms are to be satisfied by at the Closing) and commencing on the first day on which Parent shall have received the Financing Information from the Company; provided that such fifteen (15) consecutive Business Day period shall exclude November 24, 2016, November 25, 2016 and December 16, 2016 through January 2, 2017 and such dates shall not be considered Business Days; provided, further, that in no event shall the fifteen (15) consecutive Business Day period be restarted or cease to continue if additional or updated financial information is required to be delivered pursuant to clauses (A) or (B) of the definition of “Financing Information” after the start of the Marketing Period so long as such additional or updated financial information is delivered in accordance with the definition thereof; provided, however, the Marketing Period shall end on any earlier date that is the date on which the full proceeds to be provided to Parent by the Financing Sources are made available to Parent to complete the transactions contemplated hereby. If the Company shall in good faith reasonably believe that it has provided the Financing Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with such obligation to provide the Financing Information on the date such notice is received by the Parent unless Parent in good faith reasonably believes the Company has not completed the delivery of the Financing Information and, within three (3) Business Days after the receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with reasonable specificity which Financing Information the Company has not delivered); provided that notwithstanding the foregoing, the delivery of the Financial Information shall be satisfied at any time at which (and so long as) the Parent shall have actually received the Financial Information, regardless of whether or when any such notice is delivered by the Company.

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Object Code” shall mean Software in binary, object or executable form that is intended to be directly executable by a computer without the intervening steps of compilation or assembly.

“Open Source License” shall mean a license that is considered an “Open Source License” by the Open Source Initiative (www.opensource.org), including, for example, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), in each case that requires, as a condition of distribution of the Software licensed thereunder, that other Software incorporated into, derived from or distributed with, such Software (i) be disclosed or distributed in Source Code form, (ii) be licensed for purposes of preparing derivative works, or (iii) be redistributed at no charge.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Ordinary Course License” shall mean (a) any non-disclosure or confidentiality agreement between the Company or any Company Subsidiary and a third party, excluding any such agreement that includes a license to make, sell or distribute any product or Technology and (b) any written Contract between the Company or any Company Subsidiary and a third party pursuant to which (i) the Company or any Company Subsidiary grants to customers, suppliers, distributors, OEMs, resellers, VARs, or service providers a non-exclusive license or covenant not to assert Intellectual Property Rights in connection with the implementation, reproduction, sale or distribution of any Company Products in the ordinary course of business or (ii) a third party is granted rights to use or otherwise exploit Company Intellectual Property in connection with performing services for the Company or any Company Subsidiary.

“Owned Real Property” shall mean the real property owned in whole or in part by the Company or any Company Subsidiary, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or any Company Subsidiary relating to the foregoing.

“Parent ESPPs” shall mean, collectively, the Tessera Technologies, Inc. Employee Stock Purchase Plan, as amended and restated effective July 31, 2013, and the Tessera Technologies, Inc. International Employee Stock Purchase Plan, as amended and restated effective January 30, 2013.

“Parent Equity Awards” shall mean, collectively, Parent Options, Parent Restricted Stock and Parent RSUs.

“Parent Option” shall mean each stock option to purchase shares of Parent Common Stock granted under the Parent Stock Plans.

“Parent Material Adverse Effect” shall mean any event, condition, change, occurrence or development, circumstance or effect that, individually or in the aggregate, that has a material and adverse effect on the ability of the Parent Parties to consummate the Mergers.

“Parent Restricted Stock” shall mean each share of Parent Common Stock that is subject to forfeiture or a right of repurchase by Parent and granted under the Parent Stock Plans.

“Parent RSU” shall mean each restricted stock unit corresponding to a share of Parent Common Stock that is subject to restrictions based on performance or continuing service and granted under the Parent Stock Plans.

“Parent Stock Plans” shall mean the Tessera Technologies, Inc. Sixth Amended and Restated 2003 Equity Incentive Plan (including all sub-plans), as amended effective March 9, 2016, together with any other plan, program or arrangement (or provision thereof) for the issuance or grant of any interest in respect of Parent Common Stock, other than the Parent ESPPs.

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“Permitted Lien” shall mean: (i) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business consistent with past practice, which do not and would not reasonably be expected to, individually or in the aggregate, result in a Company Material Adverse Effect; (ii) Liens for taxes, assessments and other governmental charges and levies that are not due and payable or that are being contested in good faith by appropriate proceedings and for which an adequate reserve has been provided on the appropriate financial statements; (iii) defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the value of or continued use and operation of the assets to which they relate; (iv) zoning, building and other similar codes and regulations; (v) statutory liens for amounts not yet delinquent to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; (vi) rights, licenses, immunities from suit, or covenants not to assert granted under or with respect to any Intellectual Property Rights and (vii) pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law.

“Person” shall mean any individual, Entity or Governmental Body.

“Personal Data” shall mean any information that identifies or is capable of identifying a natural person or as that term is otherwise defined under applicable Law.

“Privacy Law” shall mean applicable Laws relating to the access, use, and disclosure of Personal Data.

“Proxy Statement” shall mean a definitive proxy statement (including the related preliminary proxy statement and any amendment or supplement thereto), relating to the Transactions and this Agreement to be sent to the stockholders of the Company relating to Company Stockholder Meeting.

“Redacted Fee Letters” shall mean the fee letters executed by the Financing Sources that have been redacted only with respect to certain fees, flex terms and similar arrangements which do not affect the conditionality or amount of the Debt Financing.

“Registered Intellectual Property” shall mean all United States, international and foreign: (i) Patents; (ii) Trademarks; (iii) Copyrights; and (iv) any other Intellectual Property Rights, in each case of (i) – (iv) above, that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by the United States Patent and Trademark Office or any similar Governmental Body.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and representatives.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended and the regulations promulgated thereunder.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Significant Subsidiary” shall mean any Company Subsidiary that is a “significant subsidiary” of the Company, as defined in Regulation S-X.

“Software” shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in Source Code or Object Code, and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.

“Source Code” shall mean computer Software in human readable form and excluding Object Code.

“Subsidiary” An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity or financial interests of such Entity.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal that did not result from a breach of Section 5.4 that, if consummated, would result in a Person or group (or the stockholders of any Person) owning, directly or indirectly, (a) more than 50% of the outstanding shares of Company Common Stock or (b) more than 50% of the assets of the Company and the Company Subsidiaries, in either case, which the Company Board determines in good faith (after consultation with its legal counsel and financial advisor): (i) to be reasonably likely to be consummated on the terms proposed if accepted; and (ii) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Company Merger, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, any changes to the terms of this Agreement offered by Parent in response to such Acquisition Proposal, the identity of the Person making the Acquisition Proposal, the anticipated timing, conditions and the ability of the Person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal, and that if such Acquisition Proposal is to be financed, such financing is, at the time of the making of such Acquisition Proposal, (i) fully committed or (ii) the Company Board has determined in good faith that it is reasonably likely to be obtained prior to the consummation of such Acquisition Proposal.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, escheat or abandoned property tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax or other tax of any kind whatsoever), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Technology” shall mean all tangible items constituting, disclosing or embodying any or all of the following: technology, technical information, know how, works of authorship, trade secrets, inventions (whether or not patented or patentable), show how, techniques, design rules, algorithms, routines, models, methodologies, Software, computer programs (whether Source Code or Object Code), files, compilations, including any and all data and collections of data, databases, prototypes, schematics, netlists, test methodologies, development tools and all user documentation.

“Termination Fee” shall mean an amount, in cash, equal to $25,300,000.

“Triggering Event” shall be deemed to have occurred if: (i) a Change in Company Board Recommendation shall have occurred or been otherwise publicly disclosed by the Company or the Company Board or its or their Representatives; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (iii) the Company Board or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; (iv) the Company shall have entered into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal, other than a customary confidentiality agreement expressly permitted in Section 5.4 of this Agreement, or any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations under this Agreement; (v) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement recommending the rejection of such tender or exchange offer; and publicly reaffirming the Company Board Recommendation; or (vi) the Company, any Company Subsidiary or any of their Representatives shall have committed a material breach of any of their respective obligations under Section 5.4.

“Unvested Company Option” shall mean a Company Option (or portion thereof) that is outstanding as of immediately prior to the Company Effective Time and which is unvested and unexercisable (after giving effect to any acceleration of vesting that occurs at or prior to the Company Effective Time or otherwise in connection with the consummation of the Company Merger).

“Unvested Company RSU” shall mean a Company RSU that is outstanding as of immediately prior to the Company Effective Time and which is unvested (after giving effect to any acceleration of vesting that occurs at or prior to the Company Effective Time or otherwise in connection with the consummation of the Company Merger).

“Vested Company Option” shall mean a Company Option (or portion thereof) that is outstanding as of immediately prior to the Company Effective Time and which is vested and exercisable (after giving effect to any acceleration of vesting that occurs at or prior to the Company Effective Time or otherwise in connection with the consummation of the Company Merger).

“Vested Company RSU” shall mean a Company RSU that is outstanding as of immediately prior to the Company Effective Time and which is vested (after giving effect to any acceleration of vesting that occurs at or prior to the Company Effective Time or otherwise in connection with the consummation of the Company Merger).

EXHIBIT B

FORM OF CERTIFICATE OF INCORPORATION AND BYLAWS OF THE PARENT

SURVIVING CORPORATION

B-1-1

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TESSERA TECHNOLOGIES, INC.

The name under which the Corporation was originally incorporated is Tempe Merger Sub Corporation, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 15, 2016.

FIRST: The name of the Corporation is Tessera Technologies, Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, having a par value of $0.001 per share.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

B-1-2

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) To the fullest extent permitted by the GCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(5) The Corporation may indemnify and advance indemnification expenses to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such director, officer or employee against any liability which may be asserted against him or her and may enter contracts providing for the indemnification of any such person to the fullest extent permitted by law.

(6) Neither any amendment nor repeal of this Article Fifth, nor the adoption of any provision of this Corporation’s Restated Certificate of Incorporation or the bylaws of the Corporation inconsistent with this Article Fifth, shall eliminate or reduce the effect of this Article Fifth in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Fifth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(7) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

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SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, Tessera Technologies, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by the President on this [            ].

By:
Name:
Title:	President

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BYLAWS

OF

TESSERA TECHNOLOGIES, INC.

A Delaware Corporation

Effective

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BYLAWS

OF

TESSERA TECHNOLOGIES, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

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Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

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Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.

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Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 11(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

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(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 9, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 9.

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Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

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Section 11. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

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Section 13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

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Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or such committee or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

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Section 4. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any director. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the President, or any director serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

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Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 7. Quorum. Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

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Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

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Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

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Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

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Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

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Section 5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 6. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

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Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

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Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

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Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

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Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

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ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

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ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

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Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

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Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

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Section 9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

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Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

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ARTICLE IX

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

* * *

Adopted as of:

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EXHIBIT C

FORM OF CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY

SURVIVING CORPORATION

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FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DTS, INC.

The name under which the Corporation was originally incorporated is Arizona Merger Sub Corporation, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 15, 2016.

FIRST: The name of the Corporation is DTS, Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, having a par value of $0.001 per share.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

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(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) To the fullest extent permitted by the GCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the GCL as so amended.

(5) To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

(6) Any repeal or modification of any of the foregoing provisions of this Article Fifth shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

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(7) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, DTS, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by the President on this [            ].

By:
Name:
Title:	President

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BYLAWS

OF

DTS, INC.

A Delaware Corporation

Effective

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BYLAWS

OF

DTS, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

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Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

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Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.

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Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 11(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

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(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 9, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 9.

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Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

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Section 11. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

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Section 13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

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Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or such committee or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

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Section 4. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any director. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the President, or any director serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

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Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 7. Quorum. Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

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Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

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Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

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Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

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Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

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Section 5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 6. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

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Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

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Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

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Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

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Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

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ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

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ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification of Directors and Executive Officers. The Corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that (a) the Corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; (b) the Corporation shall not be required to indemnify any director that has not signed the Corporation’s standard form of director confidentiality agreement or for any damages resulting from a breach of such agreement as the result of the gross negligence, recklessness or willful misconduct of the director, unless such breach is caused by actions reasonably believed by the Director, based on advice of competent counsel, to be consistent with the fiduciary duties owed by such Director to the Company and its stockholders; and (c) the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, and (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

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Section 2. Indemnification of Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

Section 3. Good Faith.

(a) For purposes of any determination under this Bylaw, a director or officer shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that any conduct was unlawful, if such director’s or officer’s action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(i) one or more officers or employees of the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

(ii) counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person’s professional competence; and

(iii) with respect to a director, a committee of the Board upon which such director does not serve, as to matters within such Committee’s designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

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(b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that his or her consent was unlawful.

(c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

Section 4. Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses actually and reasonably incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 4 of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

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Section 5. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stock-holders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as amended from time to time, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

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Section 7. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8. Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

Section 9. Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

Section 10. Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

Section 11. Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply.

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of the testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

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(b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

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ARTICLE IX

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

* * *

Adopted as of:

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EXHIBIT D

FORM OF CERTIFICATE OF INCORPORATION AND BYLAWS OF HOLDCO

D-I-1

FORM OF

RESTATED

CERTIFICATE OF INCORPORATION

OF

[NAME]

Tempe Holdco Corporation (the “Corporation”), organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 15, 2016.

2. This Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, and the corporation’s stockholders have given their written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3. The Certificate of Incorporation of the Corporation shall be restated to read in full as follows:

I.

The name of this corporation is [NAME] (the “Corporation”).

II.

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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IV.

This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is One Hundred and Fifty Million (150,000,000), par value $0.001 per share, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is Ten Million (10,000,000), par value $0.001 per share. The Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

The Board of Directors of the Corporation is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation. Notwithstanding the foregoing, the Bylaws of the Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

VI.

The Board of Directors of the Corporation shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the directors or stockholders of the Corporation. Directors shall be elected at each annual meeting of stockholders or any special meeting in lieu thereof, and shall serve until their successors are duly elected and qualified.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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VII.

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

VIII.

No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The stockholders may not take action by written consent.

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

IX.

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Corporation may indemnify and advance indemnification expenses to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such director, officer or employee against any liability which may be asserted against him or her and may enter contracts providing for the indemnification of any such person to the fullest extent permitted by law.

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Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Corporation’s Restated Certificate of Incorporation or the bylaws of the Corporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

X.

The Corporation is to have perpetual existence.

XI.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws.

XII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article V, VI, VIII, IX or XII without the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

* * *

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IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by                     , its                     , as of             , 201  .

[NAME]

Name:
Title:

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AMENDED AND RESTATED

BYLAWS

OF

[NAME]

D-2-1

D-2-2

TABLE OF CONTENTS

(Continued)

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AMENDED AND RESTATED BYLAWS

OF

[NAME]

(as amended and restated on                     )

ARTICLE I.

CORPORATE OFFICES

1.1	REGISTERED OFFICE

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

1.2	OTHER OFFICES

The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

2.1	PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.

2.2	ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3	SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by a majority of the members of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in these bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such special meeting of the stockholders. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

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2.4	NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	ADVANCE NOTICE OF STOCKHOLDER NOMINEES

(a) Proper Nominations; Who May Make Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at an annual meeting of stockholders or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the board of directors or other person calling such special meeting in accordance with Section 2.3 hereof) (i) by or at the direction of the board of directors, including by any committee or persons appointed by the board of directors, or (ii) by any stockholder of the corporation who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting or a special meeting.

(b) Requirement of Timely Notice of Nominations. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing and in proper form to the secretary of the corporation.

(i) Timely Notice of Nominations for Annual Meeting. To be timely, a stockholder’s notice of nominations to be made at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made; provided, further, that notwithstanding the foregoing, for the 2013 Annual Meeting of stockholders of the corporation (the “2013 Annual Meeting”), a notice by a stockholder delivered to, or mailed and received at, the principal executive offices of the corporation on or prior to February 15, 2013 shall in all circumstances be deemed timely notwithstanding the date of the 2013 Annual Meeting or the date of the public disclosure thereof. Any such notice that is delivered to, or mailed and received at, the principal executive offices of the corporation within any of the time periods set forth in the immediately preceding sentence shall be deemed an “Annual Meeting Timely Notice.” In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Annual Meeting Timely Notice as described above.

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(ii) Timely Notice of Nominations for Special Meeting. To be timely, a stockholder’s notice of nominations to be made at a special meeting at which the election of directors is a matter specified in the notice of meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the tenth day following the day on which public disclosure (as defined in this Section 2.5) of the date of such special meeting was first made (such notice within such time periods, “Special Meeting Timely Notice”). In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of Special Meeting Timely Notice as described above.

(c) Definition of Public Disclosure. For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”).

(d) Requirements for Proper Form of Stockholder Notice of Nominations. To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the secretary shall set forth:

(i) Stockholder Information. As to each Nominating Person (as defined below), (A) the name and address of such Nominating Person (including, if applicable, the name and address that appear on the corporation’s books and records); and (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Nominating Person, except that a Nominating Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Nominating Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

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(ii) Information About Disclosable Interests. As to each Nominating Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Nominating Person, the purpose or effect of which is to give such Nominating Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Nominating Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Nominating Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Nominating Person has or shares a right to vote any shares of any class or series of the corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Nominating Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Nominating Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Nominating Person that are separated or separable from the underlying shares of the corporation, (E) any performance related fees (other than an asset based fee) that such Nominating Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the election of directors at the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

(iii) Information About Nominees. As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5(d) if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”).

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(e) Definition of Nominating Person. For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these bylaws) of such stockholder or beneficial owner.

(f) Other Information to be Furnished by Proposed Nominees. The corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation in accordance with the corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(g) Updates and Supplements. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(h) Defective Nominations. No person shall be eligible for election as a director of the corporation at an annual meeting or a special meeting unless nominated in accordance with this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(i) Compliance with Exchange Act. In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.6	ADVANCE NOTICE OF STOCKHOLDER BUSINESS

(a) Business Properly Brought Before a Meeting. At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2.6 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.6 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the board of directors at an annual meeting or a special meeting must comply with Section 2.5, and this Section 2.6 shall not be applicable to nominations.

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(b) Requirement of Timely Notice of Stockholder Business. Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Annual Meeting Timely Notice (as defined in Section 2.5 above) thereof in writing and in proper form to the secretary of the corporation. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Annual Meeting Timely Notice.

(c) Requirements for Proper Form of Stockholder Notice of Proposed Business. To be in proper form for purposes of this Section 2.6, a stockholder’s notice to the secretary shall set forth:

(i) Stockholder Information. As to each Proposing Person (as defined below), the Stockholder Information (as defined in Section 2.5(d)(i), except that for the purposes of this Section 2.6 the term “Proposing Person” shall be substituted for the term “Nominating Person” in all places it appears in Section 2.5(d)(i));

(ii) Information About Disclosable Interests. As to each Proposing Person, any Disclosable Interests (as defined in Section 2.5(d)(ii), except that for purposes of this Section 2.6 the term “Proposing Person” shall be substituted for the term “Nominating Person” in all places as it appears in Section 2.5(d)(ii) and the disclosures shall be made with respect to the proposal of business to be brought before the meeting rather than to the nomination of directors to be elected at the meeting); and

(iii) Description of Proposed Business. As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the proposal of such business by such stockholder.

(d) Definition of Proposing Person. For purposes of this Section 2.6, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

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(e) Updates and Supplements. A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.6 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(f) Business Not Properly Brought Before a Meeting. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this Section 2.6. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.6, and if he or she should so determine, he or she so shall so declare at the meeting that any business not properly brought before the meeting shall not be transacted.

(g) Rule 14a-8; Exchange Act Compliance. This Section 2.6 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.6 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.6 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.7	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8	QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

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2.9	ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10	CONDUCT OF BUSINESS

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

2.11	VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.14 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of the State of Delaware (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

Except as provided in the last paragraph of this Section 2.11, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.12	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.13	NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, must be taken at an annual or special meeting of stockholders of the corporation, with prior notice and with a vote, and may not be taken by a consent in writing.

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2.14	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.

If the board of directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.15	PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by (i) a written proxy, signed by the stockholder and filed with the secretary of the corporation, or (ii) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission in accordance with the provisions of Section 212(c)(2) of the General Corporation Law of the State of Delaware, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of the State of Delaware.

ARTICLE III.

DIRECTORS

3.1	POWERS

Subject to the provisions of the General Corporation Law of the State of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by-or under the direction of the board of directors.

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3.2	NUMBER OF DIRECTORS

Until changed by a proper amendment to this Section 3.2, the authorized number of directors shall be seven (7).

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Directors shall be elected at each annual meeting of the stockholders or special meeting in lieu thereof, and shall serve until their successors are duly elected and qualified. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.

Each director to be elected by the stockholders shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the board of directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.

For purposes of this Section 3.3, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as votes cast as either “for” or “against” such director’s election). In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable. The board of directors has established procedures under which any director who is not elected shall offer to tender his or her resignation to the board of directors.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

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Elections of directors need not be by written ballot. There shall be no right with respect to shares of stock of the corporation to cumulate votes in the election of directors.

3.4	PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.5	REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.6	SPECIAL MEETINGS; NOTICE

Special meetings of the board for any purpose or purposes may be called at any time by the chairman of the board, the president, the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 24 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.7	QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

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A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.8	WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

3.10	FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.11	REMOVAL OF DIRECTORS

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.12	APPROVAL OF LOANS TO OFFICERS

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Subject to the next sentence, nothing in this Section 3.12 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. Notwithstanding anything in this Section 3.12 to the contrary, the corporation shall not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director or executive officer in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

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ARTICLE IV.

COMMITTEES

4.1	COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend these bylaws; and, unless the board resolution establishing the committee, these bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

4.2	COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3	MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.4 (Place of Meetings; Meetings by Telephone), Section 3.5 (Regular Meetings), Section 3.6 (Special Meetings; Notice), Section 3.7 (Quorum), Section 3.8 (Waiver of Notice) and Section 3.9 (Board Action by Written Consent Without a Meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

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ARTICLE V.

OFFICERS

5.1	OFFICERS

The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, a treasurer, one or more assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2	APPOINTMENT OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3	SUBORDINATE OFFICERS

The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4	REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5	VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

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5.6	CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7	PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.8	VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.9	SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

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The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

5.10	CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.11	ASSISTANT SECRETARY

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

5.12	AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI.

INDEMNITY

6.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

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6.2	INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of the State of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3	PAYMENT OF EXPENSES IN ADVANCE

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the board of directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

6.4	INDEMNITY NOT EXCLUSIVE

The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that additional rights to indemnification are authorized in the certificate of incorporation.

6.5	INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.

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6.6	CONFLICTS

No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(i) that it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limited indemnification; or

(ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII.

RECORDS AND REPORTS

7.1	MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares, held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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7.2	INSPECTION BY DIRECTORS

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3	ANNUAL STATEMENT TO STOCKHOLDERS

The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

7.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the president, any vice president, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII.

GENERAL MATTERS

8.1	CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

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8.3	STOCK CERTIFICATES

The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the secretary or an assistant secretary, or the treasurer, if there be one, of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

8.4	SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5	LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6	CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

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8.7	DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of the State of Delaware. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8	FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9	SEAL

The seal of the corporation, if any, shall be such as from time to time may be approved by the board of directors.

8.10	TRANSFER OF STOCK

Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11	STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of the State of Delaware.

8.12	REGISTERED STOCKHOLDERS

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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ARTICLE IX.

AMENDMENTS

The original or other bylaws of the corporation may be adopted, amended or repealed by the holders of not less than 66-2/3% of the shares then entitled to vote at an election of directors; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

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